Exhibit 10.4

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE - NET

AIR COMMERCIAL REAL ESTATE ASSOCIATION

1. Basic Provisions (“Basic Provisions”)

1.1 Parties: This Lease (“Lease”) dated for reference purposes only December 15, 2006 is made by and between FPOC, LLC, a California limited liability company (“Lessor”) and PowerLight Corporation, a California corporation (“Lessee”), (collectively the “Parties”, or individually a “Party”)

1.2(a) Premises: That certain portion of the Project (as defined below), including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 1414 Harbour Way South located in the City of Richmond, County of Contra Costa, State of California, with zip code 94804, as outlined on Exhibit A attached hereto (“Premises”) and generally described as (described briefly the nature of the Premises): consisting of two increments: the first increment consists of (approximately 63,280 square feet of office space approximately 50,000 square feet on the second floor and approximately 13,280 square feet on the ground floor) and approximately 22,242 square feet R&D and Light Assembly [collectively, the “First Increment”] and a second increment consisting of approximately 25,000 square feet of second floor office space (the “Second Increment”). The Second Increment is adjacent to the portion of the First Increment located on the second floor. In addition to Lessee’s rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the any utility raceways of the building containing the Premises (“Building”) and to the common Areas (as defined in Paragraph 2.7 below), but shall not have any rights to the roof or exterior walls of the Building or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project.” (See also Paragraph 2)

1.2(b) Parking: Three Hundred & Sixty-Three (363) unreserved vehicle parking spaces. (See also Paragraph 2.6)

1.3 Term: Approximately Eleven (11) years and zero (0) months (“Original Term”) commencing on the later to occur of October 1, 2007 or the date on which Lessor’s Work in the Premises is Substantially Completed (as defined in the Work Letter attached hereto) (“Commencement Date”) and ending on September 30, 2018 (“Expiration Date”). (See also Paragraph 3) Lessor shall use commercially reasonable efforts to Substantially Complete Lessor’s Work by October 1, 2007; however, Lessor’s failure to cause the Commencement Date to occur on such date shall not affect the validity of this Lease.

1.4 ~~Early Possession~~:                                           ~~(“Early Possession Date”) (See also Paragraphs 3.2 and 3.3)~~

1.5 Base Rent: ~~$                     per month (“Base Rent”), payable on the          day of each month commencing                             .~~ (See also Addendum and Paragraph 4)

☑ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

1.6 Lessee’s Share of Common Area Operating Expenses:              ~~percent~~ (21.38%) (“Lessee’s Share”). Lessees’s Share has been calculated by dividing the approximate square footage of the Premises by the approximate square footage of the Building ~~Project~~. In the event that the size of the Premises and/or the Project are modified during the term of this Lease, Lessor shall recalculate Lessee’s Share to reflect such modification.

1.7 Base Rent and Other Monies Paid Upon Execution:

(a) Base Rent: $100,269.05 for the period February 2008

(b) Common Area Operating Expenses: $24,367.86 ~~for the period~~ representing the payment for Common Area Operating Expenses due for the First calendar month of the Term. See Addendum.

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(c) ~~Security Deposit:~~ Letter of Credit: $450,000,000 (“Security Deposit”). (See also Paragraph 5: See Addendum)

(d) ~~Other: $                       for~~

(e) Total Due Upon Execution of this Lease: $

1.8 Agreed Use: Office research and development assembly, light manufacturing, warehousing and distributor in connection with Lessee’s business of custom solar equipment and installation and, subject to compliance with Applicable. Requirement, any other business related thereto which Lessee may become involved in (See also Paragraph 6)

1.9 ~~Insuring Party: Lessor is the “Insuring Party” (See also~~ Paragraph 8~~)~~

1.10 Real Estate Brokers: (See also Paragraph 15)

(a) Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

☐	[Illegible]	represents Lessor exclusively (“Lessor’s Broker”);
☑	[Illegible]	represents Lessee exclusively (“Lessee’s Broker”), or
☐		represents both Lessor and Lessee (“Dual Agency”),

(b) Payment to Brokers: ~~Upon execution and delivery of this Lease by both Parties~~ Lessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement (~~or if there is no such agreement the sum of                                           or                      % of the total Base Rent for the brokerage services rendered by the Brokers~~).

1.11 Guarantor. ~~The obligations of the Lessee under this Lease are to be guaranteed by                                                                                                                                                                                                                      (“Guarantor”) (See also Paragraph 37)~~

1.12 Attachments. Attached hereto are the following, all of which constitute a part of this Lease

☑	an Addendum consisting of Paragraphs 50 through 78

☑	a site plan depicting the Premises (Exhibit A),

☐	a site plan depicting the Project;

☐	a current set of the Rules and Regulations for the Project;

☐	a current set of the Rules and Regulations adopted by the owners’ association;

☑	a Work Letter (Exhibit B).

☑ other (specify)

Exhibit C (Rules and Regulations); Exhibit D (Confirmation of Commencement Date); Exhibit E (Form of First Source Agreement); Exhibit F (Form of SNDA); Exhibit G (Form of Letter of Credit)

2. Premises

2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises for the term at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. See Addendum. ~~Unless otherwise provided herein any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. NOTE: Lessee is advised to verify the actual size prior to executing this Lease.~~

2.2 Condition. Lessor shall deliver that portion of the Premises contained within the Building (“Unit”) to Lessee broom clean and free of debris on the Commencement Date ~~or the Early Possession Date, whichever first occurs (“Start Date”)~~, and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within ~~thirty~~ Sixty (60) days following the Commencement ~~Start~~ Date warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, and sump pumps, if any, and all other such elements in the Unit, other than those constructed by Lessee, shall be in good operating condition on said date that the structural elements of the roof, bearing walls and foundation of the Unit shall be free of material defects, and that the Unit does not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law. If a non-compliance with such warranty exists as of the ~~Start~~ Commencement Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period. Lessor shall as Lessor’s sole obligation with respect to such matter except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor’s expense. The warranty periods shall be as follows (i) ~~6~~ 12 months as to the HVAC systems, and (ii) ~~30~~ 180 days as to the remaining systems and other elements of the Unit and (iii) 12 months with respect to the roof of the Premises including the skylights. If Lessee does not give Lessor the required notice within the appropriate warranty period correction of any such non-compliance malfunction or failure shall be the obligation of Lessee at Lessee’s sole cost and expense to the extent of Lessee’s repair obligations set forth in Paragraph 7.1 below (~~except for~~ and, subject to the reimbursement of such costs as part of Common Area Operating Expenses, Lessor shall be responsible for the repairs to the fire sprinkler systems, roof, foundations, and/or bearing walls – see Paragraph 7).

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2.3 Compliance. Lessor warrants that to the best of its knowledge the improvements on the Premises and the Common Areas comply with the building codes that were in effect at the time that each such improvement or portion thereof, was constructed, and also with all applicable laws, covenants or restrictions of record regulations, and ordinances in effect on the ~~Start~~ Commencement Date (“Applicable Requirements”). ~~Said warranty does not apply to the use to which Lessee will put the Premises.~~ Lessee, at Lessee’s sole costs and expense, shall be responsible for any and all modifications to the Premises which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee’s use (see Paragraph 49), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements and especially the zoning are appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within 6-18 months following the ~~Start~~ Commencement Date, correction of that non-compliance item within the Premises shall be the obligation of Lessee at Lessee’s sole costs and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Unit. Premises and/or Building, the remediation of any Hazardous Substance or the reinforcement or other physical modification of the Unit. Premises and/or Building (“Capital Expenditure”) (subject to the limitations set forth below), Lessor and Lessee shall allocate the cost of such work as follows:

(a) Subject to Paragraph 2.3 (c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general. Lessee shall be fully responsible for the cost thereof, ~~provided, however that if such Capital Expenditure as required during the last 2 years of this Lease and the cost thereof exceeds 6 months, Base Rent. Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months, Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.~~

(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then the cost of such Capital Expenditure shall be amortized using a commercially reasonable interest rate over the useful life of such Expenditures as reasonably determined by Lessor ~~Lessor~~ and Lessee shall reimburse Lessor for Lessee’s share of the amortized cost of such Expenditure allocable to the remaining term of this Lease, which amount shall be payable in monthly installments together with Lessee’s payments of Base Rent ~~allocate the obligation to pay for the portion of such costs reasonably attributable to the Premises pursuant to the formula set out in Paragraph 7.1(d)~~, provided, ~~however, that if such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct some with interest from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis. Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.~~

(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. If the Capital Expenditures are instead triggered by Lessor as a result of any actual or proposed change in use of any portion of the Building (e.g., use as a public performance space or restaurant), change in intensity of use or modification of the Building by Lessor or any other tenant or user, then Lessor shall complete such Capital Expenditure at its own expense and not as part of Operating Expenses or other pass-throughs. Lessee shall not have any right to terminate this Lease.

2.4 Acknowledgements. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environment aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (b) Lessee has made or shall make such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor. Lessor’s agents nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in its Lease. ~~In addition, Lessor acknowledges that (i) Brokers have made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants~~

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2.5 ~~Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.~~

2.6 Vehicle Parking. Lessee shall be entitled to use the number of parking spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles, box delivery trucks or pick-up trucks, herein called “Permitted Size Vehicles.” Lessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Lessor. Lessee may store up to ten (10) vehicles (automobiles or pickup trucks) in the parking area (in a location to be designated by Lessor in its sole discretion) on an overnight or long-term basis; no other overnight parking of vehicles shall be permitted. Lessor reserves the right to designate portions of the parking area for the exclusive use of particular tenants or occupants of the Project and Lessee shall abide by such designation so long as Lessee continues to enjoy the benefits of its proportionate share of parking spaces in the Project. Lessor shall install signage designating twenty (20) parking spaces as “visitor parking” located in front of the main entrance to the Premises. In addition:

(a) Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities

(b) Lessee shall not service or store any vehicles in the Common Areas.

(c) If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor

2.7 Common Areas - Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Unit that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

2.8 Common Areas - Lessee’s Rights. Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas Any such storage shall be permitted only by the prior written consent of Lessor or Lessor’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.9 Common Areas - Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations (“Rules and Regulations”) for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Lessee agrees to abide by and conform to all such Rules and Regulations, and shall use its best efforts to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform Lessor shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other tenants of the Project. The initial set of rules and regulations for the Project are attached hereto as Exhibit C.

2.10 Common Areas - Changes. So long as such changes do not materially interfere with the operation of Lessee’s business for the Agreed Use or Lessee’s parking rights. Lessor shall have the right, in Lessor’s sole discretion, from time to time:

(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways,

(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

~~(c) To designate other land outside the boundaries of the Project to be a part of the Common Areas~~ Intentionally deleted.

~~(d) To additional buildings and improvements to the Common Areas~~ Intentionally deleted.

(e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof and

(f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may in the exercise of sound business judgment, deem to be appropriate.

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3. Term

3.1 Term. The Commencement Date. Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3. Promptly following the Commencement Date, the Parties shall confirm the Commencement Date and the Expiration Date by completion of the Confirmation of Commencement Date in the form attached hereto as Exhibit D. Lessee’s failure to complete and return such Confirmation within ten (10) days of receipt of same from Lessor shall be deemed Lessee’s agreement with the terms thereof.

3.2 Early Possession. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligations to pay Lessee’s Share of Common Area Operating Expenses. Real Property Taxes and insurance premiums and to maintain the Premises) shall be in effect during such period. Any such early possession shall not affect the Commencement Dates or the Expiration Date.

3.3 Delay In Possession. See Addendum. ~~Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Estimated Commencement Date. If despite said efforts, Lessor is unable to deliver possession as agreed, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or change the Expiration Date. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of the delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed, but minus any days of delay caused by the acts or omissions of Lessee. If possession is not delivered within 60 days after the event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period. Lessee’s right to cancel shall terminate. Except as otherwise provided, if possession is not tendered to Lessee by the Start Date and Lessee does not terminate this Lease as aforesaid; any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession of the Premises is not delivered within 4 months after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee in writing.~~

3.4 Lessee Compliance. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence. Lessee shall be required to perform all of its obligations under this Lease from and after the Start Commencement Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. ~~Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.~~

4.	Rent.

4.1 Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2 Common Area Operating Expenses. Commencing on the Commencement Date and throughout the remainder of the Term hereof. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent. Lessee’s Share (as specified in Paragraph 1.6) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

(a) “Common Area Operating Expenses” are defined, for purposes of this Lease, as all costs incurred by Lessor relating to the ownership and operation of the Project, including, but not limited to the following:

(i) The operation, repair and maintenance, in neat, clean, good order and condition and if necessary the replacement of the following:

(aa) The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, and roof drainage systems.

(bb) Exterior signs and any tenant directories.

(cc) Any fire sprinkler systems.

(ii) The cost of water, ~~gas, electricity and telephone to service the Common Areas and any facilities~~ which is not separately metered

(iii) Trash disposal, pest control services property management, security services, and ~~owners’ association dues and fees~~, the cost to repaint the exterior of any structures ~~and the cost of any environmental inspections~~.

(iv) ~~Reserves set aside for maintenance, repair and/or replacement of Common Area improvements and equipment~~.

(v) Real Property Taxes (as defined in Paragraph 10)

(vi) The cost of the premiums for the insurance maintained by Lessor pursuant to Paragraph 8.

(vii) Any deductible portion of an insured loss concerning the Building or the Common Areas

(viii) Auditors’, accountants’ and attorneys’ fees and costs related to the operation, maintenance, repair and replacement of the Project.

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(ix) See Addendum. ~~The cost of any capital improvement to the Building or the Project not covered under the provisions of Paragraph 2.3 provided, however, that Lessor shall allocate the cost of any such capital improvement over a 12 year period and Lessee shall not be required to pay more than Lessee’s Share of 1/144th of the cost of such capital improvement in any given month.~~

(x) Labor, salaries and reasonable applicable fringe benefits of employees directly participating in the maintenance and operation of the Building.

(xi) All costs associated with the operation of the Shuttle Service to and from the Project to the Richmond BARI stations.

(xii) Any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense.

(b) Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Unit, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Unit, Building, or any other building However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project. In addition, Lessor shall have the right to establish separate and reasonable operating expense pools for the residential, retail, industrial and office tenants of the Project provided, in no event shall Landlord be entitled to collect more than 100% of Common Area Operating Expenses and Real Property Taxes.

(c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same. Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

(d) Lessee’s Share of Common Area Operating Expenses is payable monthly on the same day as the Base Rent is due hereunder. The amount of such payments shall be based on Lessor’s estimate of the annual Common Area Operating Expenses. ~~Within 60 days after written request (but not more than once each year)~~ By April 1 of each calendar year, or as soon thereafter as practicable, Lessor shall deliver to Lessee a reasonably detailed statement showing Lessee’s Share of the actual Common Area Operating Expenses incurred during the preceding year (the “Common Area Cost Statement”). If Lessee’s estimated payments during such year exceed Lessee’s Share as indicated on the Common Area Cost Statement, Lessor shall credit the amount of such over-payment against Lessee’s future payments or, if the Lease has terminated, refund such overpayment to Lessee within thirty (30) days of the Statement. If Lessee’s estimated payments during such year were less than Lessee’s Share as indicated on the Common Area Cost Statement. Lessee shall pay to Lessor the amount of the deficiency within ~~10~~ thirty (30) days after delivery by Lessor to Lessee of the Common Area Cost Statement.

(e) Common Area Operating Expenses shall not include any expenses paid by any tenant directly to third parties, or as to which Lessor is otherwise reimbursed by any third party, other tenant, or insurance proceeds. Also, see Addendum.

4.3 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. All monetary amounts shall be rounded to the nearest whole dollar in the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason. Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier’s check. Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent and Common Area Operating Expenses, and any remaining amount to any other outstanding charges or costs.

5 Security Deposit. See Addendum. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use; apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit. Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. ~~If the Base Rent increases during the term of this Lease shall upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent.~~ Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee. Lessor shall have the right to increase the Security Deposit to the extent necessary. In Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. ~~If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit~~

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~~Such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition.~~ Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 14 days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within 30 days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease. Tenant hereby waives the protection of Section 1950.7 of the California Civil Code, as it may hereafter be amended, or similar laws of like import which provide that Lessor may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Lessee or to clean the Premises, it being agreed that Lessor may, in addition, claim those sums reasonably necessary to compensate Lessor for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Lessee or any officer, employee, agent or invitee of Lessee.

6. Use

6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, ~~or any other legal use which is reasonably comparable thereto~~, and for no other purpose whatsoever without the express written consent of Lessor, which consent may be withheld in Lessor’s sole discretion; provided, however, that Lessor shall not unreasonably withhold its consent to a change in use in connection with the assignment of this Lease or subletting of the Premises so long as the proposed use is: (a) meets the criteria described in clauses (i), (ii) and (iii) herein, (b) the nature of the business operated by the proposed assignee or subtenant is consistent with the first class use of the other tenancies in the Project, as reasonably determined by Lessor, and (c) the nature of the business operated by the proposed assignee or subtenant is compatible with the then-existing tenant mix in the Project, as reasonably determined by Lessor. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as (i) the same will not impair the structural integrity of the Building or the mechanical or electrical systems therein, (ii) such use is consistent with the office, research and development, light assembly or warehouse/distribution nature of other tenancies in the Project, as reasonably determined by Lessor, and/or (iii) is not significantly more burdensome to the Project. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.

6.2 Hazardous Substances

(a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b) Duty to inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

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(d) Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to, (i) Hazardous Substances existing at the Building on the Commencement Date (and not brought onto the Project by Lessee or Lessee’s agents, contractors or employees), (ii) Hazardous Substances brought onto the Premises by Lessor or Lessor’s agents, employees or contractors or other tenants or users, or (iii) underground migration of any Hazardous Substance under the Premises from areas outside of the ~~Project~~ Premises not caused or contributed to by Lessee) Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e) Lessor indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which are suffered as a direct result of Hazardous Substances on the Premises prior to the Commencement Date (to the extent such Hazardous Substances are not the result of Lessees acts or omissions) ~~Lessee taking possession~~ or which are caused by the gross negligence or willful misconduct of Lessor its agents or employees Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f) Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Lessee taking possession, ~~unless such remediation measure is required as a result of Lessee’s use (including “Alterations” as defined in~~ Paragraph 7.3(a) ~~below, of the Premises in which event Lessee shall be responsible for such payment.~~ Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.

(g) Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated uninsured cost to remediate such condition exceeds 12 times the average ~~then~~ monthly Base Rent or $1,000,000 ~~$100,000~~, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire lo terminate this Lease as of the date 60 180 days following the date of such notice in the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the average ~~then~~ monthly Base Rent or $1,000,000 ~~$100,000~~, whichever is greater Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available if Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.

6.3 Lessee’s Compliance with Applicable Requirements . Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to such Requirements, without regard to whether said Requirements are now in effect or become effective after the ~~Start~~ Commencement Date. Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements Likewise. Lessee shall immediately give written notice to Lessor of (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises, In addition, Lessee shall have sole responsibility for compliance With all provisions of the California Labor Code as it pertains to its own employees, contractors, contractors’ employees, and any and all individuals performing work in the Premises on behalf of Lessee.

6.4 Inspection; Compliance Lessor and Lessor’s “ Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any lime, in the case of an emergency, and otherwise at reasonable times after twenty-four (24) hours advance written notice ~~reasonable notice~~, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease The cost of any

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such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance condition for which Lessee is responsible (see Paragraph 9.1) is found to exist or be imminent, or ~~the inspection is requested or ordered by a governmental authority~~. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination for which Lessee is responsible. In addition, Lessee shall provide copies of all relevant material safety data sheets ( MSDS) to Lessor within 10 days of the receipt of written request therefor.

7. Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations

7.1 Lessee’s Obligations.

(a) In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), ~~and~~ 14 (Condemnation) and the Addendum, Lessee shall, at Lessee’s sole expense, keep the Premises. Utility Installations (intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, ~~any-prior-use~~, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, ~~boilers, pressure vessels~~, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, and plate glass, ~~and skylights~~ but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2, Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1 (b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall also maintain the PV Equipment (as defined in the Addendum) it installed at the Building and Lessor shall permit reasonable access to the roof to perform such maintenance and repair. See Addendum.

(b) Service Contracts. Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: ~~(i)~~ HVAC equipment, ~~(ii) boiler and pressure vessels, (iii) clarifiers~~, and (iv) any other equipment, if reasonably required by Lessor. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, ~~upon~~ within ten (10) business days of demand, for the cost thereof.

(c) Failure to Perform. If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.

(d) Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if an item described in Paragraph 7. 1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is the number of months in the useful life of such item as reasonably determined by Lessor ~~144 (ie 1/144th of the cost per month~~). Lessee shall pay interest on the unamortized balance but may prepay its obligation at any time.

7.2 Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Common Area Operating Expenses), 6 (Use), 7.1 (Lessee’s Obligations), 9 (Damage or Destruction), ~~and~~ 14 (Condemnation) and the Addendum, Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, skylights, roof membrane, fire sprinkler system, Common Area fire alarm and/or smoke detection systems, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall also maintain the base building systems, including the plumbing, electrical and HVAC in each case to the extent such systems do not exclusively serve any single tenant’s premises or the Premises, all common area restrooms and elevators. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

7.3 Utility installations; Trade Fixtures; Alterations

(a) Definitions. The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

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(b) Consent. Lessee shall not make any Alterations or Utility installations to the Premises without Lessor’s prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of she Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, and the cumulative cost thereof during any Calendar year ~~this Lease as extended~~ does not exceed $30,000 ~~a sum equal to 3 month’s Base Rent in the aggregate or a sum equal to one month’s Base Rent~~ in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof [Other than the PV Equipment] without the prior written approval of Lessor Lessor may as a precondition to granting such approval, require Lessee to utilize a contractor ~~chosen~~ and/or approved by Lessor such approval not to be unreasonably withheld. Any Alterations or Utility installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a promo and expeditious manner. Any Alterations or Utility installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as built plans and specifications and copies of unconditional final lien waivers and releases from all contractors, subcontractors, laborers and suppliers with contracts costing in excess of $5,000.00 ~~For work which costs an amount in excess of one month’s Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility installation and/or upon Lessee’s posting an additional Security Deposit with Lessor~~.

(c) Liens; Bonds, Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialman’s lien against the Premises or any interest therein Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself. Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action. Lessee shall pay Lessor’s attorneys’ fees and costs

7.4 Ownership; Removal; Surrender; and Restoration .

(a) Ownership; Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. ~~Lessor may at any time elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations~~. Unless otherwise instructed per Paragraph 7.4{b} hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be Surrendered by Lessee with the Premises.

(b) Removal. Lessee shall not be required to remove any Alteration or Utility Installation at the end of the term of this Lease unless Lessor both: (i) upon receipt of Lessee’s written notice delivered with the plans and specifications for the subject Alteration or Utility Installation, which written notice specifically requests that Lessor reserve the right to require such removal at the time Lessor consents to such Alteration or Utility Installation and Lessor did so reserve its right to require such removal and (ii) delivered ~~By delivery to Lessee of written notice from Lessor~~ not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, subject to the foregoing, Lessor may require that ~~any or all~~ such Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility installations made without the required consent.

(o) Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. “Ordinary wear and fear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. ~~Notwithstanding the foregoing if this Lease is for 12 months or less then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear~~. Lessee shall repair any damage occasioned by the installation maintenance or removal of Trade Fixtures. Lessee owned Alterations and/or Utility installations, furnishings, and equipment as well as she removal of any storage tank installed by or for Lessee. Lessee shall also completely remove from the Premises any and a!! Hazardous Substances for which Lessee is responsible hereunder ~~brought onto the Premises by or for Lessee or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Project) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements~~. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

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8. Insurance; Indemnity

8.1 Payment of Premiums. The cost of the premiums for the insurance policies required to be carried by Lessor, pursuant to Paragraphs 8.2(b), 8.3(a) and 8.3(b), shall be a Common Area Operating Expense. Premiums for policy periods commencing prior to or extending beyond the term of this Lease shall be prorated to coincide with the corresponding Commencement ~~Start~~ Date or Expiration Date.

8.2 Liability Insurance.

(a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability and Liquor Liability (if the use and occupancy of the Premises will include the sale, service or consumption of alcoholic beverages) policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto and Lessee’s use of the RDA Lot (as defined in Paragraph 77 of the Addendum), with coverage for premises/operations, personal and advertising injury, products/completed operations and contractual liability. This policy shall contain a broad form contractual liability endorsement. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $3,000,000 ~~$1,000,000~~ per occurrence with an annual aggregate of not less than $5,000,000 ~~$2,000,000~~ If Lessee uses vehicle owned and non-owned, in any way to carry out business on or about the Project, Lessee shall maintain Motor Vehicle Liability Insurance; such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) for bodily injury and property damage. Lessee shall add Lessor as an additional insured on its general liability policy by means of an endorsement at least as broad as the insurance Service Organization’s “Additional insured-Managers or Lessors of Premises” Endorsement and coverage shall also be extended to include damage caused by heat, smoke or fumes from a hostile fire. The policy shall ~~not contain any intra-insured exclusions as between insured persons or organizations, but shall~~ include coverage for liability assumed under this Lease as an “Insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3 Property Insurance – Building, Improvements and Rental Value

(a) Building and Improvements. Lessor shall obtain and keep in force a policy or insurance in the name or Lessor with loss payable to Lessor, any ground-lessor, and to any Lender insuring against loss or damage to the Building ~~Premises~~. The amount of such insurance shall be equal to the full insurable replacement cost of the Building ~~Premises~~, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations. Trade Fixtures, and Lessee’s personal property shall be insured by Lessee under Paragraph 8.4 If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks under a special cause of loss form against risk of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. ~~Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause the deductible amount shall not exceed $1,000 per occurrence.~~

(b) Rental Value. Lessor shall also obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value Insurance”). Said insurance shall contain an a agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 months period.

(c) Adjacent Premises. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

(d) Lessee’s Improvements. Since Lessor is the Insuring Party, Lessor shall not be required to Insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

8.4 Lessee’s Property; Business Interruption Insurance

(a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s ~~personal property~~, Trade Fixtures and Lessee Owned Alterations and Utility Installations, whether located on the Premises or the RDA Lot. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $5,000 ~~$1,000~~ per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property. Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

(b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

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(c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property business operations or obligations under this Lease.

8.5 Insurance Policies insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least A-. VIII ~~vi~~. as set forth in the most current issue of “Best’s insurance Guide” or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start earlier to occur of the Commencement Date or the date on which Lessee first enters the Premises, deliver to Lessor ~~certified copies of policies of such insurance or~~ certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. ~~If either Party shall fail to procure and maintain the insurance required to be carried by it the other Party may, but shall not be required to procure and maintain the same.~~

8.6 Waiver of Subrogation ~~Without affecting any other rights or remedies~~ Notwithstanding any other provision of this Lease, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils either which it has insured against or is required to be insured against herein The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7 Indemnity. Except for Lessor’s gross negligence or willful misconduct breach of this Lease or violation of law. Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents. Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with the use and/or occupancy of the Premises by Lessee and the use of the RDA Lot by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified. Lessor and Lessee intend that Lessee shall carry insurance to protect Lessor and Lessee against all claims, losses, damages and liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee and Lessee therefore agrees that the indemnity provisions of this Paragraph 8.7 and the waiver provisions of Paragraph 8.8 shall apply notwithstanding any negligence of Lessor (except only that the indemnity and exculpation provisions shall not apply to the extent that any claim, loss, liability, damage, fees or cost arising due to the gross negligence, willful misconduct, breach of this Lease or violation of law by Lessor, or any of Lessor’s agents, contractors or employees.)

8.8 Exemption of Lessor and its Agents from Liability. ~~Notwithstanding~~ Except to the extent solely caused by the gross negligence or willful misconduct, breach of this Lease or violation of law by ~~or breach of this Lease by~~ Lessor or its agents, ~~neither~~ Lessor ~~nor~~ and its agents shall not be liable to Lessee under any circumstances for; (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee’s business or for any loss of income or profit therefrom. Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury shall be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of Paragraph 8.

8.9 Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.

9. Damage or Destruction.

9.1 Definitions.

(a) “Premises Partial Damage” shall mean, damage or destruction to the improvements on the Premises, other than

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Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 3 Six (6) months or less from the date of the damage or destruction, and the cost thereof does not exceed a sum equal to 6 nine (9) month’s Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total. Notwithstanding the foregoing, Premises Partial Damage shall not include damage to windows, doors, and/or other similar items which Lessee has the responsibility to repair or replace pursuant to the provisions of Paragraph 7.1.

(b) “Premises Total Destruction” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in ~~3~~ 9 months or less from the date of the damage or destruction and/or the cost thereof exceeds a sum equal to ~~6~~ nine (9) month’s Base Rent Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total

(c) “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a) or actually covered by insurance carried by either Party, irrespective of any deductible amounts or coverage limits involved.

(d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises which requires repair, remediation, or restoration.

9.2 Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect, provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $50,000 ~~$10,000~~ or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, ~~the insuring Party~~ Lessor shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available. Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ~~10~~ twenty (20) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ~~10~~ twenty (20) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 60 ~~30~~ days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction unless Lessor terminates this Lease Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party. If a Premises Partial Damage occurs and any portion of the Premises is tenantable, Lessee shall be permitted to occupy such portion of the Premises to the extent such occupancy does not interfere with Lessor’s reconstruction work. During such occupancy rent shall be proportionately abated as more particularly set forth in Paragraph 9.6(a) below.

9.3 Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (I) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 90 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within twenty (20) 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor in excess of insurance proceeds. Lessor, however, shall deliver and assign to Lessee all insurance proceeds payable with respect to such damage. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the data specified in the termination notice

9.4 Total Destruction. Notwithstanding any other provision hereof if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee. Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

9.5 Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair

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exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises then Lessee may preserve this Lease by (a) exercising such and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds. Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect subject to the provisions of this Paragraph 9. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6 Abatement of Rent; Lessee’s Remedies

(a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired ~~but not to exceed the proceeds received from the Rental Value insurance~~. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b) Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue. Lessee may: at any time prior to the commencement of such repair or restoration and following the expiration of such 90-day period , give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. ~~If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days this Lease shall continue in full force and effect.~~ “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9. an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor as permitted herein.

9.8 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of ~~any present~~ Section 1932(2) and Section 1933(4) of the California Civil Code and any or future statutes of similar or like import ~~to the extent inconsistent herewith.~~

10. Real Property Taxes

10.1 Definition. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, country or other local taxing authority of a jurisdiction within which the Project is located. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project, (ii) a change in the improvements thereon, and/or (iii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common. Real Property taxes Shall not include any documentary transfer taxes,

10.2 Payment of Taxes. Except as otherwise provided in Paragraph 10.3, Lessor shall pay the Real Property Taxes applicable to the Project, and said payments shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.3 Additional Improvements. Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.2, hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2. the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility installations placed upon the Premises by Lessee or at Lessee’s request or by reason of any alterations of improvements to the Premises made by Lessor subsequent to the execution of this Lease by the Parties.

10.4 Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and Improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets of such other information as may be reasonably available Lessor’s reasonable determination thereof, in good faith, shall be conclusive.

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10.5 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s properly within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11. Utilities and Services. Lessee shall pay for all ~~water~~, gas heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. Notwithstanding the provisions of Paragraph 4.2, if at any time in Lessor’s sole judgment. Lessor determines that Lessee is using a disproportionate amount of water, ~~electricity~~ or other commonly metered utilities, or that Lessee is generating such a large volume of trash as to require an increase in the size of the trash receptacle and/or an increase in the number of times per month that it is emptied, then Lessor may Charge to Lessee ~~increase Lessee’s Base Rent by~~ an amount equal to such increased costs. There shall be no abatement of Rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.

12. Assignment and Subletting. See Addendum

12.1 Lessor’s Consent Required

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent which consent shall not be unreasonably withheld, conditioned or delayed

(b) Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of ~~25%~~ 49% or more of the voting control of Lessee shall constitute a change in control for this purpose. See Addendum.

(c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Tangible Net Worth (as defined in Paragraph 6.1(B) of the Addendum) of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. ~~“Net Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.~~

(d) An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.l(c), or a noncurable Breach without the necessity of any notice and grace period. ~~If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach. Lessor may either (i) terminated this Lease or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent than in effect. Further, in the event of such Breach and rental adjustments, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.~~

(e) Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

(f) Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Breach ~~Default~~ at the time consent is requested

(g) Notwithstanding the foregoing, allowing a diminimus portion of the Premises, ie. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting

12.2 Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Lessor’s consent, no assignment or subletting shall (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease to the extent of the term and space involved, (ii) release Lessee of any obligations hereunder, or (iii) after the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b) Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c) Lessor’s consent to any assignment or subletting shall not constitute consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor

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(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor’s considering and processing said request. See Addendum. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested (~~See also Paragraph 36~~)

(f) Any assignee of or sublessee under this Lease shall, by reason of accepting such assignment entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term covenant condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing

~~(g) Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)~~

12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect Rent. In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b) In the event of a Breach by Lessee, Lessor may at its option require sublessee to attorn to Lessor in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults of Breaches of such sublessor

(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent

~~(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee~~.

13. Default; Breach; Remedies.

13.1 Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a) The abandonment of the Premises, or the vacating of the Premises without providing a commercially reasonable level of security or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism

(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surely bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of ~~3~~ five (5) business days following written notice to Lessee.

(c) The commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 business days following written notice Lessee.

(d) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 41, (viii) material data safety sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee

(e) A Default by Lessee as to the terms, covenants conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice provided, however, that if the nature of Lessee’s Defaults is such that more than 30 days are reasonably required for its cure then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 days period and thereafter diligently prosecutes such cure to completion

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(f) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors, (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days: or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions

(g) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false

~~(h) If the performance of Lessee’s obligations under the Lease is guaranteed (i) the death of a Guarantor. (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty. (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing. (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory oasis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of the Lease.~~

13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligation, within 10 days after written notice (or in case of an emergency, without notice). Lessor may at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor, in the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor in such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination, (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided: (iii) the worth at the lime of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys* fees, and that portion of any (easing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer. Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recovefable therein, or Lessor may reserve the fight to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute

(b) Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable (imitations Acts of maintenance, efforts to relel!, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession

(c) Pursue any other remedy now or hereafter available under the saws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises,

13.3 Inducement Recapture, Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions” , shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance

13.4 Late Charges Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not

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contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5-10 days after such amount shall be due then, without any requirement for notice to Lessee. Lessee shall immediately pay lo Lessor a one-time late charge equal to 5%-10% of each such overdue amount or $100, whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary Base Rent shall at Lessor’s option, become due and payable quarterly in advance.

13.5. Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest (“Interest”) charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6. Breach by Lessor.

(a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed, provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

(b) ~~Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent the actual and reasonable cost to perform such cure, provided however, that such offset shall not exceed an amount equal to the greater of one month’s Base Rent or the Security Deposit, reserving Lessee’s right to reimbursement from Lessor for any such expense in excess of such offset. Leasse shall document the cost of said cure and supply said documentation to Lessor.~~

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Unit, or more than 25% of Lessee’s Reserved Parking Spaces, is taken by Condemnation, Lessee may at Lessee’s option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession if Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation Lessor and Lessee each waives the provisions of Section 1285.130 and Section 1265.150 of the California Code of Civil Procedure and any future laws of like or similar import.

15.	Brokerage Fees.

~~15.1. Additional Commission. In addition to the payments owed pursuant to Paragraph 1.10 above, and unless Lessor and the Brokers otherwise agree in writing. Lessor agrees that: (a) if Lessee exercise any Option, (b) if Lessee acquires from Lessor any rights to the Premises or other premises owned by Lessor and located within the Project, (c) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of this Lease, or (d) if Base Rent is increased whether by agreement or operation of an escalation clause herein, then, Lessor shall pay Brokers a fee in accordance with the schedule of the Brokers in effect at the time of the execution of this Lease.~~

~~15.2. Assumption of Obligations. Any buyer or transferee of Lessor’s interest in this Lease shall be deemed to have assumed Lessor’s obligation hereunder. Broker’s shall be third party beneficiaries of the previsions of Paragraph 1.10, 15, 22 and 31. If Lessor fails to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease when due, than such amounts shall accrue interest. In addition, if Lessor fails to pay any amounts to Lessee’s Broker when due, Lessee’s Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within 10 days after said notice. Lessee shall pay said monies to its Broker and offset such amounts against Rent. In addition, Lessee’s Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor’s Broker for the limited purpose of collecting any brokerage fee owed.~~

15.3. Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it

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has had no dealings with any person, firm, broker or finder (other than the Brokers, ~~if any~~) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

16.	Estoppel Certificates.

(a) Each Party (as “Responding Party”) shall within 10 days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b) if the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

(c) If Lessor desires to finance, refinance, or self the Premises, or any part thereof, Lessee ~~and all Guarantors~~ shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years. All such financial statements shall be received by Lessor and such tender or purchaser in confidence and shall be used only for the purposes herein set forth

17. Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease in the event of a transfer of Lessor’s title of interest in the Premises or this Lease. Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. ~~Except as provided in Paragraph 15~~. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinbove defined.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20. Limitation on Liability. The liability of Lessor for any default of the obligations of Lessor under this Lease; (a) shall be limited to Lessee’s actual direct (but not consequential or other speculative) damages therefor, (b) shall be recoverable only from the interest of Lessor in the Building including its interest in all rents and sale proceeds arising therefrom, and (c) shall not constitute personal obligations of Lessor, or its partners, members, directors, officers or shareholders. ~~and~~ Moreover Lessee shall look to the Building ~~Premises~~ and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction

21 Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22 No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. ~~Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to the Lease, provided, however, that the foregoing on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.~~

23. Notices,

23.1 Notice Requirements. All notices required or permitted by this Lease of applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be seat by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lesser shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after

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the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers. No waiver by either Lessee or Lessor of the Default or Breach of any term, covenant or condition hereof by the other party hereto ~~Lessee~~ shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by the other party ~~Lessee~~ of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25.	Disclosure Regarding The Nature of a Real Estate Agency Relationship

~~(a) When entering into a discussion with a real estate agent regarding a real estate transaction; a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:~~

~~(i) Lessor’s Agent. A Lessor’s agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor’s agent or subagent has the following affirmative obligations: To the Lessor~~: ~~A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor. To the Lessee and the Lessor~~: ~~(a) Diligent exercise of reasonable skills and care in performance of the agent’s duties. (b) A duty of honest and fair dealing and good faith. (c) A duty to disclose all facts known to the agent materially affecting value of desirability of the property that are not known to, or within the diligent attention and observation of the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.~~

~~(ii) Lessee’s Agent. An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor’s agent, even if by agreement the agent may receive compensation for services rendered either in full or in part from the Lessor. An agent acting only for a Lessee has the following affirmative obligations: To the Lessee: A fiduciary duty of utmost care, integrity, honesty and loyalty in dealings with the Lessee. To the Lessee and the Lessor: (a) Diligent exercise of reasonable skills and care in performance of the agents duties. (b) A duty of honest and fair dealing and good faith. (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.~~

~~(iii) Agent Representing Both Lessor and Lessee. A real estate agent, either acting directly or through one or more associate licenses can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee in a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: (a) A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee. (b) Other duties to the Lessor and Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to present their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.~~

~~(b) Brokers have no responsibility with respect to any Default or Breach hereof by either Party. The Parties agree that no lawsuit or other legal proceeding involving any breach of duty, error or omission relating to this Lease may be brought against Broker more than one year after the Start Date and that the liability (including court costs and attorneys’ fees), of any Broker with respect to any such lawsuit and/or legal proceeding shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.~~

~~(c) Buyer and Seller agree to identify to Brokers as “Confidential” any communication or information given Brokers that is considered by such Party to be confidential.~~

26. No Right To Holdover. See Addendum. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 125%-150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

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29. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the country in which the Premises are located.

30. Subordination; Attornment; Non-Disturbance.

30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage deed of trust or other hypothecation or security device (collectively. “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attornment. In the event that Lessor transfers little to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor.

30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease. Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement in the form attached hereto as Exhibit F from the holder of any pre-existing Security Device which is secured by the Premises provided, however, that Lessor’s failure to obtain same shall not constitute a default by Lessor hereunder if Lessor has used commercially reasonable efforts to obtain same. ~~In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.~~

30.4 Self-Executing. The agreement contained in this Paragraph 30 shall be effective without the execution of any further documents, provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. Attorney’s Fees. If any Party ~~or Broker~~ brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorney’s fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party ~~or Broker~~ who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party ~~or Broker~~ of its claim or defense. The attorney’s fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorney’s fees reasonably incurred. In addition, Lessor shall be entitled to attorney’s fees, costs and expenses incurred in the preparation and services of notices of Default and consultations in connection therewith whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32. Lessor’s Access: Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case if an emergency and otherwise at reasonable times after ~~reasonable prior~~ twenty-four (24) hours advance written notice for the purpose of (i) showing the same to prospective purchasers, or lenders, (ii) during the last nine (9) months of the Term of this Lease, showing the Premises to prospective tenants, and (iii) making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect on Lessee’s use of the Premises. In addition, Lessor shall have the right to enter the Premises in order to access the sewer systems serving the Premises in order to connect the upstairs tenant space with such system. All such activities shall be without abatement of rent or liability to Lessee.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. Signs. See Addendum. Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last 6 months of the term hereof, Except for ordinary “For Sublease” signs which may be placed only on she Premises, Lessee shall not place any sign upon the Project without Lessor’s prior written consent. All signs, must comply with all Applicable Requirements.

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35. Termination; Merger. Unless specifically slated otherwise in writing by Lessor, the voluntary of other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36. Consents. Except as otherwise provided herein, wherever this Lease the consent of Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’ attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

~~37 Guarantor.~~

~~37.1 Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the AIR Commercial Real Estate Association.~~

~~37.2 Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty including the authority of the party signing on Guarantor’s behalf to obligate Guarantor and in the case of a corporate~~ Guarantor, a certified copy of ~~a resolution of its board of directors authorizing the making of such guaranty, (b) current financial~~ statements, (c) an ~~Estoppel Certificate, or (d) written confirmation that the guaranty~~ is still in effect.

38, Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

~~39. Options. If Lessee is granted an option as defined below, then the following provisions shall apply.~~

39.1 ~~Definition~~. ~~“Option” shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.~~

39.2 ~~Options Personal To Original Lessee~~. ~~Any Option granted to Lessee in this Lease is personal to the original Lessee and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and if requested by Lessor with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.~~

39.3 ~~Multiple Options~~. ~~In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.~~

39.4 ~~Effect of Default on Options~~

(a) ~~Lessee shall have no right to exercise an Option (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured during the 12 month period immediately proceeding the exercise of the Option.~~

(b) ~~The Period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provision of Paragraph 39.4(a)~~

(c) ~~An Option shall terminate and be of no further force or effect notwithstanding Lessee’s due and timely exercise of the Option, if after such exercise and prior to the commencement of the extended term or completion of the purchase (i) Lessee fails to pay Rent for a Period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof) or (ii) If Lessee commits a Breach of this Lease.~~

40. Security Measures. Lessee hereby acknowledges that the Rent payable so Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the projection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties. See Addendum.

41 Reservations. Lessor reserves the right: (j) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with use Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lesser agrees effectuate such rights.

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42. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid “under protest” within 6 months shall be deemed to have waived its right to protest such payment.

43. Authority; Multiple Parties; Execution.

(a) If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

(b) If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

(c) This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

44. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

45. Offer. Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

46. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder. Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

47. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

48. Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☑ is not attached to this Lease.

49. ~~Americans with Disabilities Act. Since compliance with the Americans with Disabilities Act (ADA) is dependant upon Lessee’s specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance. Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense~~.

[Remainder of Page Intentionally Left Blank]

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©1999 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTN-5-5/05E

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

~~WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.~~

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.
Executed at:		Executed at: Berkeley, California
On:		On: December 15, 2006

By LESSOR:		By LESSEE:
FPOC, LLC,		POWERLIGHT CORPORATION
a California Limited liability company		a California Corporation

By: FB MANAGEMENT, LLC, a California limited liability company, its Manager		By:	/s/ Thomas Dinwoodie
		Name Printed:	Thomas Dinwoodie
By:	/s/ J. R. Orton, III	Title:	Chief Executive Officer
Name Printed:	J. R. Orton, III
Title:	Manager	By:	/s/ Bruce Ledesma
		Name Printed:	Bruce Ledesma
By:		Title:	General Counsel and Corporate Secretary
Name Printed:		Address:	2954 San Pablo Avenue, Berkeley, CA 94598
Title:
Address:	3049 Research Drive.
Richmond, CA 94806		Telephone:	(510) 548-0550
		Facsimile:	(510) 548-0552
Telephone:	(510) 758-7690	Federal ID No.	94-3217658
Facsimile:	(510) 758-7692
Federal ID No.

BROKER:		BROKER:

Attn:		Attn:
Title:		Title:
Address:		Address:

Telephone:		Telephone:
Facsimile:		Facsimile:
Email:		Email:
Federal ID No.:		Federal ID No.:

These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AIR COMMERCIAL REAL ESTATE ASSOCIATION, 700 South Flower Street, Suite 600, Los Angeles, CA 90017. (213) 687-8777.

©Copyright 1999 By AIR Commercial Real Estate Association.

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©1999 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTN-5-5/05E

All rights reserved.

No part of these works may be reproduced in any form without permission in writing.

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©1999 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTN-5-5/05E

Addendum to

Standard Multi-Tenant Industrial Lease - Net

Dated December 15, 2006, between

FPOC, LLC (Lessor)

and

Power Light Corporation (Lessee)

1414 Harbour Way South, Richmond, California

The following additional Paragraphs are included as part of the Standard Multi-Tenant Industrial Lease – Net entered into between FPOC, LLC, a California limited liability company (“Lessor”) and PowerLight Corporation, a California corporation (“Lessee”) dated December 15. 2006, concerning 1414 Harbour Way South, Richmond, California. In the event of any conflict between any of the provisions in this Addendum and any of the provisions set forth in Paragraphs 1 – 49 of the Lease, the provisions in this Addendum shall prevail.

50. Base Rent (§1.5). Subject to adjustment as provided in Paragraphs 52 and 72 below, the Base Rent for each year of the initial term of this Lease shall be as follows.

Period:	Monthly Base Rent for Office Portion	Monthly Base Rent for R&D Portion
10/1 ‘07 - 1/31/08*	$0.00	$0.00
2/1/08 - 9/30/08	$88,592.00	$11,677.05
10/1/08 - 9/30/09	$127,123.20	$12,017.06
10/1/09 - 9/3 0/10	$131,537.20	$12,377.57
10/1/10 - 9/30/11	$135,068.40	$12,749.00
10/1/11 - 9/30/12	$139,482,40	$13,131.36
10/1/12 - 9/30/13	$143,013.60	$13,525.30
10/1/13 - 9/30/14	$147,427.60	$13,931.06
10/1/14 - 9/30/15	$151,841.60	$14,349.00
10/1/15 - 9/30/16	$156,255.60	$14,779.46
10/1 /16 - 9/30/17	$61,259.47	$15,222.85
10/1 /17 - 9/30/18	$166,097.25	$15,679.53

*	if the Commencement Date occurs after October 1, 2007, then the foregoing rent schedule shall be adjusted so that Lessee receives a total rental credit equal to four (4) months of Base Rent at the rate of $100,269.05 (the sum of $88,592.00 and $11,677.05) per month.
*	Includes Base Rent for the Second Increment.

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51. Condition of Premises (§2.2); Early Access; Moving Costs. (a) Prior to delivering the Premises to Lessee, Lessor shall Substantially Complete the Lessor’s Work, as described in Exhibit B, Work Letter attached hereto and incorporated herein (“Work Letter”). Lessee has thoroughly inspected the Premises, has elected to lease the Premises pursuant to the terms of this Lease on a strictly “AS IS” and “with all faults” basis, subject to: (A) completion of Lessor’s Work, (B) latent defects which could not be discovered by a reasonably thorough visual inspection, by Lessee; (C) the warranty set forth in Paragraph 2.2, Paragraph 2.3, and Paragraph 51(b) below, and agrees that Lessor shall have no obligation to make or to pay for any improvements or renovation work to prepare the Premises for use and occupancy by Lessee other than as set forth in Paragraph 2.2, Paragraph 2.3, and Paragraph 51 (b) below of the Lease and the Work Letter attached to the Lease, and (D) the punchlist items identified by Lessee. Lessee shall, at Lessee’s sole cost and expense, perform such work, if any, as may be necessary to prepare the Premises for use and occupancy by Lessee other than Lessor’s Work, Lessee shall comply with all applicable provisions of this Lease, specifically including (but not limited to) the provisions of Paragraph 7.3 governing Utility Installations and Alterations, in connection with all of the work mentioned above and any and all other work required or desired by Lessee to prepare the Premises for use and occupancy by Lessee for the conduct of Lessee’s business in the Premises.

(b) Notwithstanding anything in Paragraph 51 (a) to the contrary, on the Commencement Date Lessor warrants that for twelve (12) months thereafter (the “Warranty Period”) the Premises shall be free from leaks or water intrusion issues commonly associated with historic window openings, door openings, and the roof system. Lessor, at Lessor’s cost and not as part of Operating Expenses, shall repair any leaks or defective or malfunctioning component of such windows, skylights or roofing systems of which Lessor has received written notice from Lessee describing the failure or malfunction within the applicable Warranty Period. Any such repairs after said date may be included in Operating Expenses, subject to the exclusion and amortisation provisions set forth herein.

(c) Lessee shall be permitted early access to the Premises commencing on the date which Lessor estimates to be thirty (30) days prior to Substantial Completion of Lessor’s Work in the Premises (the “Access Date”), subject to the terms and conditions set forth herein. Subject to and in accordance with all of the terms and conditions of this Lease, except for Lessee’s obligation to pay Rent (which obligation shall commence as provided in Paragraph 50 above), Lessee shall have access to the Premises on fhe Access Date. The period of early access shall commence on the Access Date and continue through the date immediately preceding the Commencement Date (the “Early Access Period”). During the Early Access Period, Lessee may enter the Premises for the purpose of installing Lessee’s furniture, fixtures and equipment, provided that Lessee shall be solely responsible for any loss or damage to its equipment and fixtures from any cause whatsoever. Such early access to the Premises and the performance of such installation activity shall be permitted only to the extent that Lessor determines that such early access and the performance of such installation activity will not delay the Substantial Completion of Lessor’s Work. Lessor and Lessee shall cooperate in the scheduling of Lessee’s early access to the Premises and of the performance of the installation activities in an attempt to maximize the benefits to Lessee of this Paragraph 5.1 (c) without interfering with the Substantial Completion of Lessor’s Work.

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(d) Lessor shall reimburse Lessee for Lessee’s reasonable out-of-pocket expenses for moving Lessee’s furniture, fixtures, computers. equipment, cabling, telecommunications installation and supplies from its current premises in Berkeley, California to the Premises (collectively, the “Moving Costs”). Following the Commencement Date, Lessee shall submit to Lessor documented invoices for the Moving Costs and Lessor shall reimburse Lessee for such costs within fifteen (15) business days of receipt of same up to a maximum amount of $150,000.00. Notwithstanding the foregoing. Lessor shall have no obligation to reimburse Lessee for the Moving Costs in connection with invoices submitted more than ninety (90) days after the Commencement Date or at any time that there is an outstanding Default under the Lease.

52. Delay in Delivery (§3.3). (a) So long as the date on which the final space plans (excluding finishes) for Lessor’s Work have been approved by Lessor and Lessee (the “Plan Approval Date”) occurs no later than January 15, 2007, then Lessor shall use commercially reasonable efforts to deliver the Premises to Lessee with Lessor’s Work Substantially Completed not later than October 1, 2007; provided that in the event that such Lessor’s Work is not Substantially Completed by such date, then Lessor shall not be liable to Lessee for such failure to deliver the Premises and such failure shall not affect the validity of this Lease, except that Lessor shall continue to use its commercially reasonable efforts to achieve Substantial Completion as quickly as reasonably feasible and neither rent nor the four-month rent abatement period shall commence until such Lessor’s Work is Substantially Completed and the Premises are delivered to Lessee.

(b) Notwithstanding the foregoing, if: (A) Substantial Completion of Lessor’s Work has not occurred on or before December 1, 2007 (“Outside Delivery Date”) as extended by any (a) Tenant Delay (as defined in the Work Letter), or (b) events of Force Majeure, then commencing on the fifth month of the Lease Term. Lessee shall be entitled to an additional abatement of Base Rent on a per diem basis for each day of such delay. The Outside Delivery Date shall be delayed one day for each day of delay in the occurrence of the Plan Approval Date on and after January 15, 2007. Further, in the event Lessor fails to Substantially Complete Lessor’s Work and deliver the Premises to Lessee by May 1, 2008 (“Trigger Date”), other than due to a Tenant Delay or Force Majeure, then Lessee shall be entitled to terminate this Lease upon five (5) business days notice to Lessor delivered to Lessor at any time after the Trigger Date (as such date has been extended as a result of Tenant Delays or delays due to Force Majeure) and prior to the occurrence of Substantial Completion of Lessor’s Work in the Premises. Upon termination of this Lease in connection with Lessor’s failure to deliver the Premises as provided above, Lessor shall immediately return to Lessee all prepaid rent and the Security Deposit, and the parties shall be released from all further liabilities hereunder. The Trigger Date shall be delayed one day for each day of delay in the occurrence of the Plan Approval Date on and after January 15, 2007.

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53. Common Area Operating Expense (§4.2(a)). Common Area Operating Expenses shall also include: costs for improvements made to the Project, during Lessee’s tenancy in the Premises, which, although capital in nature, are (i) reasonably expected to reduce the normal Common Area Operating Expenses (including all utility costs) of the Project as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Lessor to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Lessor using its good faith, commercially reasonable judgment; (ii) improvements made in order to comply with any Applicable Requirement promulgated by any governmental authority after the Commencement Date or any interpretation hereafter rendered with respect to any existing Applicable Requirement after the Commencement Date, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Lessor in its reasonable discretion; (iii) improvements made to improve the health, safety and welfare of the Project and its occupants, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Lessor in its reasonable discretion; (iv) property repairs or replacements which provide a functional benefit for Lessee and the other tenants of the Project for the duration of their respective lease terms, as amortized using a commercially reasonable interest rate over the useful economic life of such repairs or replacements as determined by Lessor in its reasonable discretion; and (v) costs of repairing a casualty to the extent of Lessor’s commercially reasonable deductible, as amortized using a commercially reasonable interest rate over the useful economic life of such repairs as determined by Lessor in its reasonable discretion.

54. Exclusions from Operating Expenses. Notwithstanding the foregoing or any provisions set forth in Paragraph 4.2 of the Lease, the following shall be excluded from Common Area Operating Expenses:

(i)	Depreciation, interest, or amortization on mortgages or ground lease payments;

(ii)	Legal fees, brokerage commissions, advertising costs, other related expenses incurred in connection with the leasing of the Building, including negotiating tenant leases and in enforcing tenant leases other than this Lease;

(iii)	Initial improvements or alterations to tenant spaces, including alterations or expenditures of a capital nature;

(iv)	Repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the design, materials or workmanship of the Building or Common Areas or to comply with any requirements of any governmental authority in effect as of the Commencement Date;

(v)	The cost of providing any service directly to and paid directly by any tenant;

(vi)	Insurance premiums to the extent of any refunds of those premiums;

(vii)	Any bad debt loss, rent loss or reserves for bad debt or rent loss;

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(viii)	Interest and penalties due to late payment of any amounts owed by Lessor, except such as may be incurred as a result of Lessee’s failure to timely pay its portion of such amounts or as a result of Lessor’s contesting such amounts in good faith;

(ix)	Increases in taxes due to the first sale or transfer of ownership of the Building which occurs during the first ten (10) years following the date of this Lease;

(x)	Management fees in excess of four percent (4%) of the gross receipts from the Building;

(xi)	Costs related to the existence and maintenance of Lessor as a legal entity, except to the extent attributable to the operation and management of the Building;

(xii)	Hazardous Substances remediation costs which are not the result of the acts or omissions of Lessee or Lessee’s agents, contractors or employees;

(xiii)	Any advertising expenses and promotional activities for the Building (including gifts and promotional services to tenants or other parties):

(xiv)	Salaries of officers and executives of Lessor and salaries of service personnel to the extent that the service personnel perform services not solely in connection with the management, operation, repair or maintenance of the Building or Common Areas;

(xv)	Charitable or political contributions made by Lessor;

(xvi)	Fees or dues payable to trade associations, industry associations or similar associations;

(xvii)	Entertainment, dining or travel expenses for any purpose:

(xviii)	Flowers, gifts, balloons or similar items provided to any entity, including Lessee, and other tenants, employees, vendors, contractors, protective tenants or agents;

(xix)	Damage and repairs covered under any insurance policy carried by Lessor in connection with the Building or Common Areas plus the amount of any deductible;

(xx)	Damage and repairs necessitated by the gross negligence or willful misconduct of Lessor or Lessor’s employees, contractors or agents;

(xxi)	Lessor’s general overhead expenses not related to the Building;

(xxii)	Legal fees, accountants’ fees and other expenses incurred in connection with disputes with Lessee, tenants or other occupants or associated with the enforcement of any leases or defense of Lessor’s title to or interest in the Building or any part thereof;

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(xxiii)	Costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering space for other tenants or other occupants or vacant space in the Building;

(xxiv)	Costs incurred due to violation by Lessor or any other tenant in the Building of the terms and conditions of any lease;

(xxv)	Cost of any service provided to Lessee or other occupants of the Building for which Lessor is reimbursed;

(xxvi)	Overhead and profit paid to subsidiaries or affiliates of Lessor for management or other services for the Property or Building or for supplies or other materials to the extent that costs of the services, supplies or materials exceed the competitive costs of the services, supplies or materials if they were not provided by a subsidiary or an affiliate: and

(xxvii)	Rent for space within the Building or other locations.

55. Audit Right. Within ninety (90) days (the “Audit Election Period”) after Lessor furnishes to Lessee the Common Area Cost Statement for any calendar year. Lessee may, at its expense during Lessor’s normal business hours at Lessor’s offices, elect to audit Lessor’s Common Area Operating Expenses for such calendar year only, subject to the following conditions: (1) there is no uncured Breach under this Lease; (2) the audit shall be prepared by an independent and reputable certified public accounting firm; (3) in no event shall any audit be performed by a firm retained by Lessee on a “contingency fee” basis; (4) the audit shall commence within thirty (30) days after Lessor makes Lessor’s books and records available to Lessee’s auditor and shall conclude within sixty (60) days after commencement; (5) the audit shall not unreasonably interfere with the conduct of Lessor’s business; and (6) Lessee and its accounting firm (“Lessee’s Accountant”) shall treat any audit in a confidential manner and shall each execute Lessor’s confidentiality agreement for Lessor’s benefit prior to commencing the audit. Lessee shall deliver a copy of such audit to Lessor within five (5) business days of receipt by Lessee. This paragraph shall not be construed to limit, suspend, or abate Lessee’s obligation to pay Rent when due, including Lessee’s Share of estimated Common Area Operating Expenses. If Lessor reasonably disagrees with the results of Lessee’s review and Lessee’s contention that an error exists with respect to the Common Area Cost Statement (and the Common Area Operating Expenses described therein) in dispute. Lessor shall have the right to cause another review of the Common Area Cost Statement to be made by a firm of independent and reputable certified public accountants (“Lessor’s Accountant”) which shall conclude within sixty (60) days after Lessor’s receipt of Lessee’s review prepared by Lessee’s Accountant. In the event that the parties are unable to resolve any dispute concerning Lessee’s obligation to pay Lessee’s Share of Common Area Operating Expenses within thirty (30) days after the later to occur of the end of Lessee’s review as set forth above or the review by Lessor’s Accountant, either party shall have the right to submit the dispute to binding arbitration. In the event that it is determined that Lessee’s Share Common Area Operating Expenses for the subject calendar year was overstated by more than seven percent (7%), then all of Lessee’s

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reasonable costs in connection with such review (including for Lessee’s Accountant), and the arbitration, if applicable, shall be paid for by Lessor within thirty (30) days of receipt of the arbitration award or Lessor’s agreement with the results of the audit conducted by Lessee’s Accountant or Lessor’s Accountant as the case may be. After verification by Lessor’s Accountant or arbitration, as the case may be, Lessor shall credit any overpayment determined by the audit report against the next Rent due and owing by Lessee or, if no further Rent is due, refund such overpayment directly to Lessee within thirty (30) days of determination. Likewise, Lessee shall pay Lessor any underpayment determined by Lessee’s audit report or arbitration, as the case may be, within thirty (30) days of determination. The foregoing obligations shall survive the expiration or earlier termination of the Lease. If Lessee does not give written notice of its election to audit during the Audit Election Period, Lessor’s Common Area Operating Expenses for the applicable calendar year shall be deemed approved for all purposes, and Lessee shall have no further right to review or contest the same.

56. Security Deposit; Letter of Credit (§5). (a) Lessee acknowledges that Lessor is unwilling to execute this Lease unless Lessee provides Lessor with additional security for Lessee’s obligations under this Lease. Therefore, contemporaneously with the execution of this Lease by Lessee, Lessee shall deliver to Lessor an Irrevocable Standby Letter of Credit (“Letter of Credit”) which shall (1) be in the form attached hereto as Exhibit G, with the parties acknowledging and agreeing that such form will be acceptable for the purposes of this Paragraph 56(a), (2) be issued by a bank reasonably acceptable to Lessor with minimum assets of Two Billion Dollars ($2,000,000,000.00), upon which presentment may be made in Contra Costa County or the City and County of San Francisco, California, (3) be in an initial amount (subject to increase as provided below) equal to Four Hundred Fifty Thousand and 00/100 Dollars ($450,000.00), (4) allow for partial and multiple draws thereunder, and (5) have an expiration date not earlier than sixty (60) days after the Expiration Date or in the alternative, have a term of not less than one (1) year and be automatically renewable for an additional one (1) year period unless, on or before the date thirty (30) days prior to the expiration of the term of such Letter of Credit, the issuer of such Letter of Credit gives notice via U.S. registered mail to Lessor of its election not to renew such Letter of Credit for any additional period pursuant thereto. In addition, the Letter of Credit shall provide that, in the event of Lessor’s assignment of its interest in this Lease, the Letter of Credit shall be freely transferable by Lessor, without charge, to the assignee. The Letter of Credit shall provide for same day payment to Lessor upon the issuer’s receipt of a sight draft from Lessor together with Lessor’s certificate certifying that either: (i) the requested sum is due and payable from Lessee and Lessee has failed to pay, or (ii) Lessor has received notice of nonrenewal of the Letter of Credit and a replacement Letter of Credit has not been received, and with no other conditions. Lessee agrees that it shall from time to time, as necessary, whether as a result of a draw on the Letter of Credit by Lessor pursuant to the terms hereof or as a result of the expiration of the Letter of Credit then in effect, renew or replace the original and any subsequent Letter of Credit so that a Letter of Credit, in the amount required hereunder less the amount of any unapplied draws on the Letter of Credit then being held by Lessor, and satisfying al! the conditions hereof, is in effect until a date which is at least sixty (60) days after the Expiration Date. If Lessee fails to furnish such renewal or replacement at least ten (10) business days prior to the stated expiration date of the Letter

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of Credit then held by Lessor, Lessor may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) as a security deposit pursuant to the terms of Paragraph 5 of the Lease. In the event that Lessor funds the Additional Allowance (as defined in the attached Work Letter), then the amount of the Letter of Credit required hereunder shall be increased by an amount equal to fifty percent (50%) of such Additional Allowance, Lessee shall deliver an Additional Letter of Credit in such amount within ten (10) days of Lessor’s delivery of the Lessor’s Additional Allowance Notice (as defined in the Work Letter) to Lessee.

(b) In the event that Lessee is in Breach of its obligations under this Lease, then Lessor shall have the right, at any time after and during the continuation of such Breach, without giving any further notice to Lessee, to draw upon said Letter of Credit (or Additional Letter of Credit, as defined below, as the case may be) (i) the amount necessary to cure such Breach or (ii) if such Breach cannot reasonably be cured by the expenditure of money, to exercise all rights and remedies Lessor may have on account of such Breach, the amount which, in Lessor’s reasonable opinion, is necessary to satisfy Lessee’s liability to Lessor on account thereof (provided that the foregoing shall not be deemed to preclude Lessee from disputing the amount of such liability as determined by Lessor); provided, however, that Lessor shall also have the right to draw upon the Letter of Credit in the event of either: (x) the occurrence of a default which is continuing after the expiration of the Lease (even if Lessee has a remaining cure and/or grace period for such default); or (y) the occurrence of any of the following events: (aa) the making of any general assignment or assignment for the benefit of creditors; (bb) becoming a debtor (as defined in Paragraph 13.1(f)(ii)); (cc) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease; or (dd) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located in the Premises or of Lessee’s interest in this Lease. In the event of any such draw by Lessor, Lessee shall, within ten (10) days of written demand therefor, deliver to Lessor an additional Letter of Credit satisfying the conditions specified in Paragraph 56(a) above (“Additional Letter of Credit”), except that the amount of such Additional Letter of Credit shall be the amount of such draw less the amount of any unapplied proceeds from the Letter of Credit then being held by-Lessor. Lessee’s failure to provide the Additional Letter of Credit upon written notice from Lessor shall be a Breach of this Lease. In addition, in the event of a termination, based upon the default of Lessee under this Lease or a rejection of this Lease pursuant to the provisions of the Federal Bankruptcy Code. Lessor shall have the right to draw upon the Letter of Credit (from time to time, if necessary) to cover the full amount of damages and other amounts due from Lessee to Lessor under this Lease. Any amounts so drawn shall, at Lessor’s election, be applied first to any unpaid rent and other charges which were due prior to the filing of the petition for protection under the Federal Bankruptcy Code. Any such draw on the Letter of Credit shall not constitute a waiver of any other rights of Lessor with respect to Lessee’s default under this Lease. Lessee hereby covenants and agrees not to oppose, contest or otherwise interfere with any attempt by Lessor to draw upon said Letter of Credit including, without limitation, by commencing an action seeking to enjoin or restrain Lessor from drawing upon said Letter of Credit. Lessee also hereby expressly waives any right or claim it may have to seek such equitable relief. In addition to whatever other rights and remedies it may have against Lessee if

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Lessee breaches its obligations under this Paragraph 56(b), Lessee hereby acknowledges that it shall be liable for any and all damages which Lessor may suffer as a result of any such breach.

(c) In the event that Lessee fails timely to deliver to Lessor a replacement letter of credit when required hereunder. then Lessor shall have the right, at any time after such event, without giving any further notice to Lessee, to draw down the entire Letter of Credit (and/or Additional Letter(s) of Credit) and to hold the proceeds thereof in the same manner as a security deposit pursuant to the terms of Paragraph 5 of the Lease.

(d) Notwithstanding the foregoing provisions of this Paragraph 56 or the provisions of Paragraph 5 to this Lease to the contrary, provided that: (i) the criteria set forth in Paragraph 56(e) have been satisfied, (ii) Lessee has not been late in the payment of any rent due under the Lease during the immediately preceding 12 month period, and (iii) no Breach (or Default that subsequently matures into a Breach) by Lessee under this Lease has occurred and is still continuing as of the effective date of reduction, then Lessee shall not be required to increase the Letter of Credit as provided herein. If: (x) the criteria set forth in Paragraph 56(e) has not been satisfied on or before March 31, 2007, or (ii) Lessee has been late in the payment of any rent due under the Lease during the immediately preceding 12 month period, or (iii) a Breach (or Default that subsequently matures into a Breach) by Lessee under this Lease has occurred and is still continuing as of April 1, 2007, then Lessee shall be required to increase the Letter of Credit by an additional amount of Four Hundred Fifty Thousand and 00/100 Dollars ($450,000.00). If Lessee is unable to satisfy the foregoing criteria on or before March 31, 2007, then Lessee shall deliver an Additional Letter of Credit in such amount no later than April 15, 2007.

(e) In order for Lessor to waive the requirement to increase the amount of the Letter of Credit as specified in the foregoing paragraph, Lessee shall provide Lessor with satisfactory documentary evidence that on or before March 31, 2007, Lessee satisfies the following criteria: (i) Lessee can demonstrate at least $6,000,000.00 in net profits for calendar year 2006 evidenced by independently audited financial statements, or (iii) Lessee has become a wholly owned subsidiary of Sun Power Corp. and Sun Power Corp. has agreed to guarantee the obligations of Lessee under this Lease.

57. Signage. On or before the Commencement Date, Lessor shall add Lessee’s name to the Building directory. In addition, Lessee shall be permitted to install its standard corporate logo as Lessee’s actual signage on the Building above the entry to the Premises and on the canopy to be installed above the entry walkway, subject to compliance with Applicable Requirements. In the event Lessor installs monument or street signage for the Building, Lessor shall permit Lessee to place its signage thereon in proportion to other tenants of the Building appearing thereon and subject to compliance with all Applicable Requirements. Except as set forth in the immediately preceding sentence. Lessee shall not place or permit to be placed any signs upon: (i) the roof of the Building; or (ii) the Common Areas; or (iii) any area visible from the exterior of the Premises without Lessor’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed provided any proposed sign is placed only in those locations as

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may be designated by Lessor, and complies with the sign criteria promulgated by Lessor from time to time. Upon request of Lessor, Lessee shall immediately remove any sign, advertising material or lettering which Lessee has placed or permitted to be placed upon the exterior or interior surface of any door or window or at any point inside the Premises which has not been approved by Lessor and which, in Lessor’s reasonable opinion, is of such a nature as to not be in keeping with the standards of the Building, and if Lessee fails to do so, Lessor may without liability remove the same at Lessee’s expense. Lessee shall comply with such regulations as may from time to time be promulgated by Lessor governing signs, advertising material or lettering of ail tenants in the Project. Lessee, upon vacation of the Premises, or the removal or alteration of its sign for any reason, shall be responsible for the repair, painting or replacement of the Building fascia surface or other portion of the Building where signs are attached. If Lessee fails to do so. Lessor may have the sign removed and the cost of removal plus fifteen percent (15%) as an administrative fee shall be payable by Lessee within ten (10) days of invoice.

58. Insurance (§8.2). In addition to the coverages required by Paragraphs 8.2(a), 8.3(a) and 8.4 of the Lease, Lessee shall also obtain and maintain throughout the term of the Lease, the following coverages: (i) State Worker’s Compensation Insurance in the statutorily mandated limits; and (ii) Employer’s Liability Insurance with limits of not less than One Million Dollars ($1,000,000) for bodily injury per accident and each disease, per employee, and a total combined limit for bodily injury in amounts not less than One Million Dollars ($1,000,000) per accident and Five Hundred Thousand ($500,000) per each disease, or such greater amount as Lessor may from time to time require.

59. Insurance (§8.9). In addition, if Lessee fails to comply with the insurance requirements set forth in this Lease or to deliver to Lessor the certificates or evidence of coverage required by this Lease, Lessor, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Lessee shall pay to Lessor on demand the premium costs thereof, plus an administrative fee of fifteen percent (15%) of such cost. It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Lessee for its acts or omissions as provided in this Lease.

60. Shuttle Service. During the term of this Lease and subject to reimbursement pursuant to Paragraph 4.2(a) of the Lease, Lessor shall operate a shuttle service to and from the front door of the Premises and other points in the Project to the Richmond Bart station and the Amtrak station between the hours of 7:00 am to 9:00 am and 4:00 pm to 7:00 pm (the “Shuttle Service”). The Shuttle Service shall be at such intervals and with such capacity that the wait for a shuttle departure shall not exceed a reasonable period of time.

61. Assignment & Subletting (§12). (A) Any proposed assignment, sublease or other transfer of Lessee’s interest under this Lease shall be subject to the provisions of Paragraph 12 of this Lease, including the requirement for Lessor’s prior written consent. In addition, the provisions set forth below shall apply:

(a) Notice to Lessor. If Lessee (or any assignee, subtenant or other transferee of Lessee) desires to enter into any assignment of this Lease or a sublease of all or any

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part of the Premises, Lessee will first give Lessor written notice (the “Assignment Notice”) of the proposed assignment, sublease or other transfer, which notice will contain the name and address of the proposed transferee, the proposed use of the Premises, statements reflecting the proposed transferee’s current financial condition and income and expenses for the past two years, and the principal terms of the proposed assignment or sublease, and shall be accompanied by payment of a fee of $500 required pursuant to Paragraph 12.2(e) of the Lease as consideration for Lessor’s considering and processing the proposed transfer.

(b) Processing Fee and Costs. In addition, to the processing fee described in Paragraph 12.2(e), the proposed transferor shall pay Lessor within ten (10) days of written demand therefor an amount equal to the sum of the attorneys’ fees and other out of pocket expenses reasonably incurred by Lessor in connection with Lessor’s consideration and processing of the proposed transfer not to exceed $1.000.00.

(c) Cancellation. Lessor shall have the option, by giving written notice to Lessee (“Lessor’s Termination Notice”) within thirty (30) days after receipt of the Assignment Notice, to terminate this Lease with respect to the Premises or portion thereof identified in the Assignment Notice as of the date thirty (30) days after Lessor’s election; provided, however, that Lessor may not exercise such recapture right with respect to a proposed subletting: (i) for a term equal to less than fifty percent (50%) of the then remaining term of this Lease and (ii) for less than fifty percent (50%) of the square footage of the Premises. If pursuant to Lessor’s Termination Notice, this Lease shall be terminated with respect to less than the entire Premises, then: (a) the Base Rent. Lessee’s Share of Common Area Operating Expenses and the number of parking spaces Lessee may use shall be adjusted on the basis of the number of square feet of the Premises retained by Lessee in proportion to the number of square feet contained in the original Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of same, (b) Lessor shall construct and erect at Lessor’s sole cost such partitions as may be required to sever the space to be retained by Lessee from the space recaptured by Lessor and such space shall be in demisable units, (c) Lessor may, at its option, lease any recaptured portion of the Premises to any prospective subtenant or assignee or to any other person or entity without liability to Lessee, and (d) Lessee shall not be entitled to any portion of the profit, if any. Lessor may realize on account of such termination and reletting. Lessee acknowledges that the purpose of this Paragraph 61(A)(c) is to enable Lessor to receive profit in the form of higher rent or other consideration to be received from an assignee or subtenant, to give Lessor the ability to meet additional space requirements of other tenants of the Project and to permit Lessor to control the leasing of space in the Project. Lessee acknowledges and agrees that the requirements of this Paragraph 61(A)(c) are commercially reasonable and are consistent with, the intentions of Lessor and Lessee.

(d) Sublease/Assignment Profit. In the event of any assignment, sublease, or other transfer of Lessee’s interest in or under this Lease (or the interest of any assignee, subtenant or other transferee), Lessee shall pay to Lessor fifty percent (50%) of the rentals and other consideration received in connection with such assignment, sublease or

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other transfer in excess of all rent payable by Lessee hereunder, after Lessee has recovered its brokerage commission (not to exceed market rates for same), reasonable attorneys fees and reasonable improvements costs incurred in connection with the assignment or sublease.

(c) Waiver. Lessee hereby waives any suretyship defenses it may now or hereafter have to an action brought by Lessor including those contained in Sections 2787 through 2856, inclusive, 2899 and 3433 of the California Civil Code, as now or hereafter amended, or similar laws of like import.

(B) Permitted Transfers. Notwithstanding Paragraph 12 of the Lease, including, without limitation, clauses (b) and (c) of Paragraph 12.1 of the Lease, Lessee may assign its interest in this Lease or sublease all or any portion of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Lessor and without triggering any recapture or rent sharing provisions herein:

(1) an Affiliate of Lessee, as used herein “Affiliate” shall mean any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with PowerLight Corporation and/or Sun Power Corporation (provided that Sun Power has previously acquired a 100% ownership interest in PowerLight Corporation);

(2) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Lessee, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Lessee’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than $50,000,000; or

(3) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Lessee’s assets if such entity’s Tangible Net Worth after such acquisition is not less than $50,000,000.

Lessee shall remain liable for the performance of all of the obligations of Lessee hereunder, or if Lessee no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Lessee hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Agreed Use. No later than five (5) business days after the effective date of any Permitted Transfer, Lessee agrees to furnish Lessor with (I) a copy of the instrument effecting the Permitted Transfer, (2) documentation establishing Lessee’s satisfaction of the requirements set forth above applicable to the proposed Permitted Transfer, and (3) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Lessor’s rights to consent or deny consent to any subsequent assignment or sublettings. “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally

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accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.

62. No Right to Holdover (§26). The Parties hereto acknowledge that the 125% holdover rate set forth in Paragraph 26 refers to a holding over with Lessor’s consent and that such holding over shall otherwise be upon the terms herein specified for the period immediately prior to such holding over and shall continue in such status until the tenancy is terminated by either party upon not less than thirty (30) days prior written notice. If Lessee holds possession of the Premises after the term of this Lease without Lessor’s written consent, then Lessor in its sole discretion may elect (by written notice to Lessee) to have Lessee become a tenant either from month to month or at sufferance, at one hundred and fifty percent (150%) of the rental (prorated on a daily basis for an at-will tenancy, if applicable) and otherwise upon the terms herein specified for the period immediately prior to such holding over, or may elect to pursue any and all legal remedies available to Lessor under applicable law with respect to such unconsented holding over by Lessee, Lessee shall indemnify, defend and hold Lessor harmless from any loss, damage, claim, liability, cost or expense (including reasonable attorneys’ fees) resulting from any delay by Lessee in surrendering the Premises (except with Lessor’s prior written consent), including but not limited to any claims made by a succeeding tenant by reason of such delay. Acceptance of rent by Lessor following expiration or termination of this Lease shall not constitute a renewal of this Lease.

63. Non-Discrimination. Lessee herein covenants by and for Lessee and Lessee’s heirs, personal representatives and assigns and all persons claiming under Lessee or through Lessee that this Lease is made subject to the condition that there shall be no discrimination against or segregation of any person or of a group of persons on account of race, color, religion, creed, sex, sexual orientation, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the land herein leased nor shall Lessee or any person claiming under or through Lessee establish or permit any such, practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, subtenants, licensees or vendees in the Premises.

64. First Source Agreement. The Parties hereto acknowledge that this Lease is specifically subject to: (i) the City of Richmond’s Living Wage Ordinance (Richmond Municipal Code Chapter 2.60); (ii) the City of Richmond’s Business Opportunity Ordinance (Richmond Municipal Chapter 2.50); and (iii) the City of Richmond’s Local Employment Program Ordinance (Richmond Municipal Chapter 2.56). No later than the date which is thirty (30) days prior to the Commencement Date, Lessee shall enter into a First Source Agreement in the form attached hereto as Exhibit E with RichmondWorks, an employment and training program of the City of Richmond. If Lessee assigns its interest in this Lease or sublets the Premises in accordance with the terms of this Lease, any assignee or subtenant shall also enter into a First Source Agreement in the form attached as Exhibit E with RichmondWorks.

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65. Subordination; Applicable Local Ordinances. Lessee acknowledges that this Lease is subject and subordinate to: (a) that certain Disposition and Development Agreement dated as of November 18, 2003, as amended (the “DDA”); and (b) that certain Master Lease Agreement dated as of October 31, 2005 (the “Master Lease”) by and between Ford Point LLC, a California limited liability company (“Master Landlord”), as landlord, and Lessor, as tenant. This Lease is conditioned upon Lessor’s obtaining the approval of the Richmond Redevelopment Agency pursuant to the DDA, which approval shall not be unreasonably withheld.

66. Patriot Act. Lessee warrants and represents to Lessor that Lessee is not, and shall not become, a person or entity with whom Lessor is restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including but not limited to the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or other governmental actions, and is not and shall not engage in any dealings or transactions or be otherwise associated with such persons or entities.

67. Force Majeurc. Notwithstanding anything to the contrary set forth in this Lease, whenever a period, of time is herein prescribed for action to be taken by either Party (other than for Lessee’s obligations under this Lease that can be performed by the payment of money, such as payment of Rent and maintenance of insurance), such party shall not be liable or responsible for and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war (declared or undeclared), acts of terrorism, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of such Party (“Force Majeure”).

68. Lessee’s Option to Extend.

(a) Grant of Option. Lessee shall have the option to extend the term of the Lease for two (2) additional periods of five (5) years each (each, an “Extension Period”), by delivering written notice of Lessee’s unequivocal, irrevocable and unconditional exercise of Lessee’s extension option to Lessor (each, an “Renewal Notice”) not earlier than twelve (12) months prior to and not later than nine (9) months prior to the initial Expiration Date with respect to the first Extension Period or the expiration of the first Extension Period with respect to the second Extension Period: provided, however, that any such election by Lessee shall be null and void at the option of Lessor (i) if Lessee is in Breach under the Lease at the time of such notice or at any time thereafter until the beginning of the subject Extension Period or (ii) if PowerLight Corporation or a Permitted Transferee does not, at both the time of exercise of the extension option and at the time of the commencement of the subject Extension Period (referred to below as the “Adjustment Date”), itself occupy at least seventy-five percent (75%) of the Premises (it being the intent of the parties that the extension option is strictly personal to PowerLight Corporation, and shall not be assignable to or exercisable for the benefit of any assignee, sublessee or other transferee other than a Permitted Transferee). At Lessee’s option,

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Lessee may elect to exclude from the Premises for the Extension Period any Expansion Space or Negotiation Space which has become part of the Premises, provided Lessee so notifies Lessor in the Renewal Notice. No later than the date which is thirty (30) days prior to the date on which Lessee must exercise the subject renewal option, Lessee may request in writing that Lessor provide an estimate of the Market Rate (as defined subparagraph (b) below) for the subject Extension Period (“Rental Inquiry Notice”). Upon Lessee’s request set forth in the Rental Inquiry Notice, Lessor shall provide Lessor’s good faith estimate of the Market Rate for the subject Extension Period to Lessee within thirty (30) days’ of Lessor’s receipt of the Rental Inquiry Notice: provided, however, that such estimate shall be deemed an estimate only and the remaining provisions of this Paragraph 68 shall govern the determination of the Market Rate.

(b) Effect of Exercise. Unless Lessee’s election to extend shall become null and void under the provisions of this Lease, delivery of the Renewal Notice to Lessor shall, without further action by Lessor or Lessee, automatically extend the term of this Lease upon all of the terms, covenants and conditions set forth in this Lease, except that: (i) Lessee shall have no further right to extend the term of this Lease except as set forth herein; and (ii) effective on the Adjustment Date, the Base Rent shall be increased to the Market Rate (as provided below), provided, however, in no event shall the Base Rent for any Extension Period be less than 103% of the Base Rent in effect on the initial Expiration Date for the first Extension Period and in effect on the last day of the first Extension Period for the second Extension Period. The “Market Rate” shall be the then prevailing rental rate for comparable commercial space at the applicable Adjustment Date, based on prevailing rentals then being charged to new tenants in the Building in which the Premises are located and in other comparable office and warehouse buildings in the City of Richmond located south of Interstate 580, for direct lease of comparable space of comparable size, street frontage and location, which is not subleased, is not subject to expansion rights of other tenants, does not require the construction or installation of leasehold improvements, and is leased for uses comparable to the Agreed Use for a term comparable to the Extension Period.

(c) Appointment of Appraisers. If Lessor and Lessee are unable to agree upon the Market Rate within 21 days after Lessor’s receipt of Lessee’s Renewal Notice, Lessor and Lessee shall each appoint, by written notice delivered to the other by the 28th day following Lessor’s receipt of the Renewal Notice, a licensed real estate broker or professional appraiser who has significant current experience appraising rental rates for commercial real property in western Contra Costa County, to participate in the determination of the Market Rate. The two professionals so appointed shall be instructed to appoint, within 20 days thereafter, a third broker or appraiser who is similarly qualified. If either Lessor or Lessee fails timely to appoint a qualified broker or appraiser as provided above, then the determination of Market Rate to be made hereunder shall be made solely by such qualified broker or appraiser as may have theretofore been appointed by the other party, and such determination of the Market Rate by such sole broker or appraiser shall be binding upon both Lessor and Lessee. If the two professionals appointed by Lessor and Lessee cannot agree on the appointment of a third within the time period described above, then either Lessor or Lessee may seek the appointment of a third broker or appraiser by the presiding judge for the Contra Costa County Superior

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Court or by the American Arbitration Association in San Francisco. The brokers or appraisers shall work together and share information in their efforts to determine and agree upon the Market Rate. The brokers or appraisers appointed in accordance with the procedures described above are referred to below as the “appraisers.” The Market Rate shall be determined in accordance with the procedure set forth below.

(d) Appraisal Procedure. Each party shall state in writing the amount the party contends to be the Market Rate, including whatever support for such contention the party wishes to have considered. The third appraiser shall arrange for simultaneous exchange of such written contentions and for presentation of such additional evidence, rebuttals, or other matters as the parties may wish to present and the appraisers may elect to hear or otherwise receive. After presentation of such additional evidence and argument as the appraisers may elect to receive, if any. each party may submit a modified statement of contended Market Rate. The role of the appraisers shall be to select from the two final contended Market Rates submitted by the parties the one which is closest to the actual Market Rate as determined by the appraisers. The appraisers shall have no power to adopt a compromise or “middle ground” between the contended Market Rates submitted by the parties or to adopt any Market Rate other than the contended Market Rate submitted by the party which is closest to the appraisers’ determinations as to actual Market Rate, and if the difference between each of the contended Market Rates submitted by the parties and the Market Rate determined by the appraisers is the same the Market Rate shall be the Market Rate determined by the appraisers (i.e., the midpoint between the contended Market Rates submitted by Lessor and Lessee). If the appraisers do not agree upon the actual Market Rate, then each appraiser shall determine which of the two final contended Market Rates submitted by the parties is closest to the actual Market Rate determined by such appraiser and the contended Market Rate so selected by at least two of the appraisers shall be the Market Rate. The Market Rate as so determined by the appraisers as provided herein shall be binding upon both Lessor and Lessee as the Market Rate.

(e) Base Rent Pending Determination. Lessor and Lessee will use all reasonable diligence to cause the appointed appraisers to perform in good faith and in a timely manner in order to make the determination of the Market Rate prior to the Adjustment Date. If the appraisers do not make the determination prior to the Adjustment Date, Lessee shall pay as Base Rent commencing on the Adjustment Date the amount asserted by Lessee to be the Market Rate (but in no event less than the Base Rent payable for the final month of the initial term of this Lease with respect to the first Extension Period and for the final month of the first Extension Period for the second Extension Period). Upon the determination by such appraisers of the Market Rate, any deficiency in the amount paid to Lessor by Lessee as provided above for the portion of the subject Extension Period that has elapsed prior to such determination, based upon the Base Rent ultimately determined hereunder applicable to the period from the Adjustment Date to the date on which the Market Rate was so determined, shall be paid by Lessee to Lessor within ten (10) days of such determination, together with interest on such amount at the rate of ten percent (10%) per annum. The payment by Lessee of Base Rent in the amount of the Market Rate as so determined shall commence on the first day of the month following the date of such determination.

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(f) Costs and Expenses. All fees and expenses of the appraisers shall be paid as follows. Lessor shall pay the fees and expenses of the appraiser appointed by Lessor. Lessee shall pay the fees and expenses of the appraiser appointed by Lessee. Lessor and Lessee shall each pay one half of any fees and expenses of the third appraiser. The attorneys’ fees and expenses of counsel for the respective parties and of witnesses shall be paid and borne by the party engaging such counsel or calling such witness, as the case may be.

(g) Loss of Extension Right. Lessee’s rights under this Paragraph 68 shall terminate if (1) this Lease or Lessee’s right to possession of the Premises is terminated following a Breach by Lessee, (2) Lessee assigns any of its interest in this Lease, or sublets any portion of the Premises other than to a Permitted Transferee, or (3) Lessee fails to timely exercise its option under this Paragraph 68, time being of the essence with respect to Lessee’s exercise thereof.

69. Option to Expand. Lessee shall have the right to expand (“Right to Expand”) to: (A) an increment of light assembly space located on the ground floor consisting of up to approximately 53,280 square feet (“Expansion Space A”), which space would be available for occupancy by the Commencement Date, and/or (B) an increment of light assembly space located on the ground floor consisting of up to approximately 56,900 square feet of space or a reasonable portion thereof (“Expansion Space B”), which space would be available for occupancy by the Commencement Date. Each increment of Expansion Space will include: (w) one break room with HVAC; (x) linoleum flooring and plumbing; (y) two industrial offices with HVAC; and (z) two (2) ADA-compliant restrooms (“Expansion Space Improvements”). Each Expansion Space shall be leased: (i) at the then applicable rental rate set forth in the Lease with respect to the initial Premises, (ii) with Lessor paying for Standard Base Building Costs and constructing the improvements described as Base Building in Exhibit B-1 attached hereto and Lessor constructing but Lessee paying for the Expansion Space Improvements, and (iii) the term of the Lease with respect to each Expansion Space shall be co-terminous with the Term of the initial Premises and otherwise in an “AS-IS” condition when such space becomes available for lease. If Lessee elects to lease an increment of Expansion Space, Lessee shall so notify Lessor in writing (the “Expansion Election Notice”) on or before December 15, 2006 with respect to Expansion Space A and on or before January 15, 2007 with respect to Expansion Space B. If Lessee does not deliver the Expansion Election Notice on or before December 15, 2006 with respect to Expansion Space A and on or before January 15, 2007 with respect to Expansion Space B, then (x) Lessor shall be relieved of its obligation to make the Expansion Space available for lease to Lessee, (y) the provisions of this Paragraph 69 shall be of no further force or effect and, (z) Lessor shall be entitled to grant options and rights with respect to each Expansion Space free and clear of Lessee’s Right to Expand under this Paragraph 69 to other tenants and prospective tenants. Upon Lessee’s delivery of the Expansion Election Notice, Lessor and Lessee shall promptly enter into an amendment to the Lease adding the Expansion Space to the Premises on the terms and conditions set forth in this Paragraph 69. Lessee may not exercise its rights under this Paragraph 69, if a Breach then exists.

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70. Right of First Negotiation to Lease. Provided no Breach under this Lease then exists and Lessee has not then exercised its Termination Right (as defined in Paragraph 76 below), during the Term, Lessor shall, prior to offering the same to any party, first offer to lease to Lessee any additional space in the Building including the mezzanine space in the craneway if Lessor decides to convert such mezzanine craneway space to leasable space. Provided no Breach under this Lease then exists, if any space currently leased to a tenant becomes available during the Term (the “Negotiation Space”), Lessor shall, prior to offering the same to any party, first offer to lease such Negotiation Space to Lessee. The terms of a lease of an increment of Negotiation Space would: (A) be at the then applicable rental rate set forth in the Lease with respect to the initial Premises if such Space would be delivered to Lessee during the period commencing on the Commencement Date through the last day of the 36th Lease Month following the Commencement Date OR be at the then fair market rental rate if such Space would be delivered to Lessee after the expiration of the 36th Lease Month following the Commencement Date, (B) Lessor paying for Standard Base Building Costs and constructing the improvements described as Base Building in Exhibit B-1 attached hereto, and otherwise such Negotiation Space shall be delivered in an AS IS condition when such space becomes available for lease, and (C) provide for the term of the Lease with respect to the Negotiation Space shall be co-terminous with the Term of the initial Premises (collectively, the “Negotiation Space Terms”). For purposes hereof, the Negotiation Space shall become “available for lease” immediately prior to the first time within the Term Lessor intends to submit to a third party a bona fide proposal or letter of intent to lease such Negotiation Space. Lessor shall provide a written offer identifying the subject Negotiation Space and outlining the Negotiation Space Terms (the “Negotiation Notice”). On or before the date which is five (5) business days after Lessee’s receipt of the Negotiation Notice (the “Negotiation Election Date”), Lessee shall deliver written notice to Lessor (“Lessee’s Election Notice”) pursuant to which Lessee shall have the one-time right to elect either to: (i) lease the subject increment of First Negotiation Space described in the Negotiation Notice on the Negotiation Space Terms; (ii) enter into good faith negotiations with Lessor regarding the terms of the lease of the subject increment of the First Negotiation Space; or (iii) decline to lease the entire increment of Negotiation Space described in the Negotiation Notice. If Lessee elects to enter into good faith negotiations for the subject increment of Negotiation Space, Lessee and Lessor shall negotiate in good faith for a period of ten (10) business days following Lessor’s receipt of Lessee’s Election Notice (the “Negotiation Phase”). If Lessee and Lessor are unable to reach agreement on the terms of leasing the subject increment of Negotiation Space during the Negotiation Phase or if Lessee does not respond in writing to the Negotiation Notice by the Negotiation Election Date, Lessee shall be deemed to have elected not to lease the Negotiation Space. If Lessee timely elects to lease the Negotiation Space, then Lessor and Lessee shall execute an amendment to this Lease, effective as of the date the Negotiation Space is to be included in the Premises, on the Negotiation Space Terms or such other terms as Lessor and Lessee shall agree upon. If Lessee elects or is deemed to have elected not to lease such Negotiation Space, then such right shall lapse, time being of the essence with respect to the exercise thereof (it being understood that Lessee’s right hereunder is a one-time right only with respect to each increment of Negotiation Space), and Lessor may lease all or a portion of the subject Negotiation Space to third parties on

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such terms as Lessor may elect in Lessor’s sole discretion. Lessee may not exercise its rights under this Paragraph 70, if a Breach exists or the original Lessee (or an Affiliate of Lessee or Permitted Transferee) is not then occupying at least seventy-five percent (75%) of the Premises and the remaining twenty-five (25%) is not then occupied by a valid subtenant. After the expiration of the 120th Lease Month of the Term, Lessor shall not be obligated to pay a commission with respect to any space leased by Lessee under this Paragraph 70, and Lessee shall indemnify, defend, and hold Lessor harmless from and against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under Lessee. Lessee’s rights under this Paragraph 70 shall terminate if: (i) this Lease or Lessee’s right to possession of the Premises is terminated; (ii) Lessee (or an Affiliate of Lessee or Permitted Transferee) is no longer physically occupying the Premises and operating for business therein; or (iii) Lessee assigns any of its interest in this Lease (other than in accordance with Paragraph 61 hereto).

71. Right to Negotiate to Purchase Building. Provided no Breach under this Lease then exists and Lessee has not then exercised its Termination Right (as defined in Paragraph 76 below), during the Term of this Lease, Lessor shall cause its affiliate (the fee owner of the Building), prior to entering into a binding purchase agreement to sell the Building and the legal parcel on which the Building is located to any third party, to first offer in writing to negotiate to sell the Building to Lessee (the “Purchase Negotiation Notice”). On or before the date which is ten (10) business days after Lessee’s receipt of the Purchase Negotiation Notice (the “Purchase Negotiation Election Date”), Lessee shall deliver written notice to Lessor (“Lessee’s Purchase Election Notice”) pursuant to which Lessee shall have the one-time right to elect either to: (i) enter into good faith negotiations with Lessor regarding the terms of the purchase of the Building; or (ii) decline to enter into negotiations to purchase the Building. If Lessee elects to enter into good faith negotiations for the purchase of the Building, Lessee and Lessor shall negotiate in good faith for a period of thirty (30) days following Lessor’s receipt of Lessee’s Purchase Election Notice (the “Purchase Negotiation Phase”). If Lessee and Lessor are unable to reach agreement on the terms of the purchase of the Building during the Purchase Negotiation Phase or if Lessee does not respond in writing to the Purchase Negotiation Notice by the Purchase Negotiation Election Date. Lessee shall be deemed to have elected not to enter into negotiations with Lessor to purchase the Building. If Lessee elects not to enter into negotiations to purchase the Building or if Lessor and Lessee have failed to reach agreement on the terms of such purchase during the Purchase Negotiation Phase, then such right shall lapse, time being of the essence with respect to the exercise thereof (it being understood that Lessee’s right hereunder is a one-time right only), and Lessor may sell the Building to third parties on such terms as Lessor may elect in Lessor’s sole discretion. Lessee may not exercise its rights under this Paragraph 71, if a Breach exists or the original Lessee (or an Affiliate of Lessee or Permitted Transferee) is not then occupying at least seventy-five percent (75%) of the Premises and the remaining twenty-five (25%) is not then occupied by a valid subtenant. Lessee’s rights under this Paragraph 71 shall terminate if: (i) this Lease or Lessee’s right to possession of the Premises is terminated; (ii) Lessee (or an Affiliate of Lessee or Permitted Transferee) is no longer physically occupying the Premises and operating for business therein; or (iii.) Lessee assigns any of its interest in this Lease or sublets more than twenty-five percent (25%) of the Premises (other than in accordance with Paragraph 61 hereto).

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72. Remeasurement. Within ten (10) business days following the Commencement Date each of Lessor and Lessee shall have the right to cause its architect or consultant to measure the actual square feet of rentable area within the Premises and Building in accordance with the rentable standards set forth in ANSI/BOMA Z65.1-1996, as promulgated by the Building Owners and Managers Association (“BOMA Standard”), and all provisions of this Lease which are dependent upon the number of square feet (e.g; Base Rent. Lessee’s Share) shall be appropriately adjusted.

73. PV on the roof of the Building. Lessee shall have the right to put PowerGuard (Photovoltaic) [“PV Equipment”] on the roof of the Premises to support Lessee’s electrical use of the Premises in a manner that preserves the roof condition and Lessor’s roof warranty. Lessee shall also have the right to solicit photovoltaic or any other products to other tenants and Lessor with such rights covering the entire roof top. Lessee shall be responsible for obtaining all necessary permits for its PV Equipment. In order to preserve its roof warranty. Lessor may require that Lessee utilize Lessor’s roofing contractor in performing any rooftop penetrations to which Lessor has consented in writing. Lessee shall be responsible for all costs relating to equipment installation, maintenance, utilities and removal of such equipment, including without limitation the repair of any damage to the roof, the Premises or the Building caused by such installation, operation, maintenance and removal. Lessee shall promptly repair any such damage or Lessor may elect to do so at Lessee’s cost. With Lessor’s approval as to location and manner of installation of the PV Equipment, which shall not be unreasonably withheld, conditioned or delayed, Lessee shall be entitled to install, connect, run and maintain wiring within the Building (“Wiring”) which shall be reasonably located so as not to interfere with other tenants. Subject to compliance with Applicable Requirements and Lessor’s reasonable rules and regulations, Lessee may access the roof to show the PV Equipment to customers and potential customers. Upon vacating the Premises. Lessee shall remove any PV Equipment and Wiring installed pursuant to this Paragraph 73 and shall restore the roof to substantially its condition prior to installation of Lessee’s equipment described herein, reasonable wear and tear and casualty damage excepted. Lessee shall indemnify, defend and hold Lessor harmless from any and all claims, damages, liabilities or costs (including without limitation reasonable attorneys’ fees) incurred by or asserted against Lessor arising out of Lessee’s installation, maintenance, use or removal of the PV Equipment and/or the Wiring,

74. Intentionally Deleted.

75. Lessee’s Self-Help. (a) Subject to Paragraph 75(b) below, if Lessor fails to make any repairs or to perform any maintenance required of Lessor pursuant to the terms of the Lease and within Lessor’s reasonable control, and such failure shall persist for an unreasonable time (not less than thirty (30) days except in the event of an Emergency) after Lessee’s written notice to Lessor of the need for such repairs or maintenance (the “Initial Repair Notice”) is given to Lessor and unless Lessor has commenced such repairs or maintenance during such period and is diligently pursuing the same, Lessee

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may (but shall not be required to) following a second written notice (which notice shall have a heading in at least 14-point type, bold and all caps “FAILURE TO RESPOND SHALL RESULT IN TENANT EXERCISING SELF-HELP RIGHTS”) and Lessor’s failure to commence repairs within five (5) days after receipt of such second notice, perform such repairs or maintenance in accordance with the provisions of this Lease governing Lessee’s repairs and Alterations and Lessor shall reimburse Lessee in an amount not to exceed $50,000.00 for the reasonable costs and expenses therefor within thirty (30) days after Lessor’s receipt of appropriate invoices and back-up documentation. Notwithstanding the foregoing, in the event of an Emergency, which is defined as an event which poses the threat of imminent, severe damage to Lessee’s customers or employees or Lessee’s personal property, then Lessee may pursue such repairs if Lessee is unable to notify Lessor of such Emergency condition after using diligent efforts to notify Lessor, provided that the reasonable cost of such repairs does not exceed $50,000.00. All work performed by Lessee or its agents in accordance with this Paragraph 75 must be performed: (i) at a reasonable cost, and rate, and (ii) so as to minimize interference with the rights of other tenants to use their premises in the Building.

(b) Notwithstanding the foregoing, if following Lessor’s receipt of the Initial Repair Notice, Lessor notifies Lessee in writing that Lessor disagrees with Lessee’s determination of the necessity and/or the scope for such non-emergency maintenance or repairs (the “Dispute Notice”), then Lessor and Lessee shall promptly meet and attempt to agree on the nature of the maintenance or repair, if any. If within thirty (30) days of Lessor’s delivery of the Dispute Notice to Lessee, the parties are unable to agree on the necessity and/or scope for such maintenance or repair, then the matter shall be resolved by arbitration as set forth herein; provided, however, that if the failure to perform such maintenance or repair would result in a material interference with the operation of Lessee’s business in the Premises, then Lessee shall be permitted to complete such work of maintenance or repair and the cost of such work shall be the subject of the arbitration. Upon the written demand of either party hereto, any controversy or dispute arising out of the matters set forth in this Paragraph 75 shall be settled by arbitration. The arbitration shall be conducted in accordance with the then existing rules of the American Arbitration Association. The controversy or dispute shall be submitted to three (3) arbitrators, each of whom shall have at least ten (10) years’ experience in the real estate business. The party that demands arbitration shall include in its written demand for arbitration a designation of the person that party chooses as its arbitrator. Within ten (10) days after receipt by the other party of the written demand for arbitration, the other party shall give written notice of the choice of its arbitrator. The third arbitrator shall be designated by the two (2) previously designated arbitrators (or, if they cannot agree on the third arbitrator within ten (10) days after the designation of the second arbitrator, the third arbitrator shall be designated by the American Arbitration Association at the request of either party). If the party receiving the written demand for arbitration does not notify the other party of the designation of its arbitrator within ten (10) days after receiving notice of the demand for arbitration, then the arbitrator that has already been designated shall have the right to proceed ex parte with the arbitration, and the parties hereby expressly so empower such arbitrator. If there is one (1) arbitrator, his decision shall be binding. If

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there are three (3) arbitrators, the decision of any two (2) shall be binding. Judgment on any award rendered pursuant to the arbitration may be entered in any Federal or California State court having jurisdiction over the Premises. Each party shall bear the costs and fees of its arbitrator. The costs and fees of the third arbitrator shall be shared equally by the parties.

76. Early Termination Right. (a) So long as PowerLight becomes a wholly-owned subsidiary of Sun Power Corporation in calendar year 2007 and continues to be an affiliate or division of Sun Power Corporation or any successor in interest to Sun Power Corporation, Lessee shall have a right to terminate this Lease (the “Termination Right”), to be effective as of the last day of any calendar month commencing on and following the seventy-sixth (76th) full calendar month following the Commencement Date (the “Early Termination Date”), by delivering to Lessor not less than nine (9) months prior written notice (the “Termination Notice”), and provided further, that concurrently with delivery of the Termination Notice to Lessor, Lessee pays to Lessor a “Termination Payment” equal to the sum of (A) the unamortized portions of the Standard Base Building Costs and any Additional Allowance paid by Lessor, plus (B) the unamortized portion of leasing commissions, and legal fees paid by Lessor on account of this Lease, plus (C) an amount equal to nine (9) months Base Rent in effect for the month ending on the Early Termination Date (the “Termination Rental Sum”). The amortization calculation shall be computed as of the last day of the period covered by the Termination Rental Sum. For example, if the Early Termination Date is the last day of the 80th month and the Termination Rental Sum covers Base Rent through the 89th month, then the amortization calculations shall be as of the end of the 89th month. Lessor shall use good faith efforts to re-let the Premises following receipt of the Termination Notice. If Lessor is able to lease the Premises or any portion thereof to a third party and such replacement tenant begins paying rent for any portion of the period commencing on the day after the Early Termination Date through the date which is nine (9) months thereafter (the “Overlap Period”), then PowerLight shall be entitled to a refund equal to the difference between the Termination Rental Sum and the amount of rental received by Lessor from such third party during the Overlap Period. Lessor shall promptly notify Lessee if Lessor enters into a lease with a replacement tenant or tenants for all or a portion of the Premises (the “Reletting Notice”) and such notice shall indicate the date on which Lessor shall require Lessee to surrender possession of the Premises or any portion thereof to Lessor (the “Required Surrender Date”) if other than the Early Termination Date. In addition if Lessor does not require that Lessee surrender possession of all the Premises to Lessor on the Early Termination Date in order to prepare the Premises for occupancy by such replacement tenant or tenants, Lessee may elect by written notice to Lessor delivered within thirty (30) days of Tenant’s receipt of the Reletting Notice to remain in the Premises for the period between the Early Termination Date and the Required Surrender Date, such holdover to be on the same terms and conditions of the Lease with Base Rent payable at the then applicable Base Rent rate. If Lessee delivers a valid Termination Notice together with the Termination Payment then the Lease shall terminate at 11:59 p.m. on the Early Termination Date, subject to Lessee’s right to remain in the Premises after the Early Termination Date as provided herein. Lessee covenants and agrees to surrender full and complete possession of the Premises, broom clean, without debris, with all of Lessee’s personal property, inventory and trade fixtures removed and all damage caused by the removal repaired.

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(b) Subject to Lessee’s right to remain in the Premises after the Early Termination Date as provided in Paragraph 76(a) above, if Lessee shall fail to deliver possession of the Premises on or before the Early Termination Date, Lessee shall be deemed a holdover tenant with respect to the Premises from and after such date in accordance with the provisions of Paragraph 26 of this Lease. Lessee’s rights under this Paragraph 76 shall terminate if (1) Lessee assigns any of its interest in this Lease, or sublets any portion of the Premises other than to a Permitted Transferee, or (2) Lessee fails to timely exercise the Termination Right under this Paragraph 76, time being of the essence with respect to Lessee’s exercise thereof. Lessee may not exercise its rights under this Paragraph 76 if a Breach exists.

77. Parking. The parties hereto acknowledge that a portion of Lessee’s parking allotment will be located at that certain parking lot owned by the Richmond Community Redevelopment Agency. Such parking lot is located on Harbour Way South, Richmond, California, immediately south of Terminal 3 (the “RDA Lot”). As of the date hereof or promptly after the full execution of this Lease by Lessor and Lessee, Lessor shall enter into an agreement with the Richmond Community Redevelopment Agency pursuant to which Lessor shall rent the RDA Lot. During the initial Term of this Lease, Lessee’s use of the RDA Lot shall be free of charge.

[Remainder of Page Intentionally Left Blank]

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78. Security Services. Lessor shall provide Building security system plus 24 hour security guard services which shall be part of the Common Area Operating Expenses. Such service shall include escort service to all parking lots during evening (i.e., after dark) hours. Lessee shall provide its own security within the Premises.

EO	TD BL
Lessor’s Initials	Lessee’s Initials

[Remainder of Page Intentionally Left Blank]

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EXHIBIT A

Outline of Premises

[Must show Expansion Space A & B]

A-1

POWERLIGHT FIRST
FLOOR SPACE
FIRST FLOOR PLAN
N

MARCY WONG
& DONN LOGAN
ARCHITECTS
800 Bancroft Way
Berkeley, CA 94710
(510) 843-0916 phn
(510) 843-0949 fax
office@wonglogan.com

Developer
Orton
Development, Inc.
3049 Research Dr.
Richmond, CA 94806
tel: (510) 428-0800

POWERLIGHT

FORD ASSEMBLY BUILDING

1414 HARBOUR WAY SOUTH
RICNMOND, CA 94806

12 DEC. 2006
0313
KH, KS
1" = 120'

EXHIBIT A
1 OF 2

POWERLIGHT SECOND
FLOOR SPACE
SECOND FLOOR PLAN
0
60'
120'
N

1 SECOND FLOOR PLAN

MARCY WONG
& DONN LOGAN
ARCHITECTS
800 Bancroft Way
Berkeley, CA 94710
(510) 843-0916 phn
(510) 843-0949 fax
office@wonglogan.com

Developer
Orton
Development, Inc.
3049 Research Dr.
Richmond, CA 94806
tel: (510) 428-0800

POWERLIGHT

FORD ASSEMBLY BUILDING

1414 HARBOUR WAY SOUTH
RICNMOND, CA 94806

12 DEC. 2006
0313
KR, KS
1" 120'

EXHIBIT A
2 OF 2

OPTION B
POWERLIGHT EXPANSION
POWERLIGHT
FIRST FLOOR
OPTION A
WINE.COM
FIRST FLOOR PLAN

MARCY WONG
& DONN LOGAN
ARCHITECTS
800 Bancroft Way
Berkeley, CA 94710
(510) 843-0916 phn
(510) 843-0949 fax
office@wonglogan.com

Developer
Orton
Development, Inc.
3049 Research Dr.
Richmond, CA 94806
tel (510) 428-0800

POWERLIGHT

FORD ASSEMBLY BUILDING

1414 HARBOUR WAY SOUTH
RICHMOND, CA 94806

EXHIBIT A

Exhibit B

BUILDING STANDARD WORK LETTER

This Building Standard Work Letter (“Work Letter”) sets forth the terms and conditions relating to the construction of the tenant improvements in the Premises. Lessor’s contractor shall conduct all tenant improvement work described in this Work Letter.

SECTION I

LESSOR’S WORK

1.1 Lessor’s Work. Prior to tendering possession of the Premises to Lessee, Lessor, at Lessor’s cost, shall design and construct the following improvements in the Building and Premises (collectively, the “Lessor’s Work”): (i) the Base Building improvements, as described in Exhibit B-l and Exhibit B-2 attached hereto; and (ii) those tenant improvements (the “Tenant Improvements”) and exclusions shown on the preliminary space plans attached hereto as Exhibit B-2 and, if Lessee so elects, the items of work listed as Tenant Improvements and Exclusions on Exhibit B-3, The preliminary space plans attached hereto as Exhibit B-2 are hereby approved by Lessor and Lessee (the “Space Plans”). For purposes of this Lease, the cost of Lessor’s Work to be performed in the Premises is divided into three categories:

(i)	“Standard Base Building Costs” means all costs of designing and installing (including without limitation architecture fees, permit fees, labor, construction and supply costs and the contractor’s overhead and general conditions, contingencies, and any other hard and soft costs) the base building improvements described on Exhibit B-l using the standards, materials, finishes and systems described on Exhibit B-2 under the column headed Building Standards. Lessor shall be responsible for all Standard Base Building Costs even if the actual cost exceeds the amount estimated or budgeted by Lessor as of the date of this Lease.

(ii)	“Above-Standard Base Building Costs” means all costs of designing and installing any base building improvements described in Exhibit B-l and Exhibit B-2 but only to the extent such costs exceed Lessor’s Standard Base Building Cost. Lessor shall credit Tenant with the amount of the Standard Base Building Cost with respect to each line item of work if Lessee elects to instead have an above-standard building item installed in the Premises. The cost of each such item shall be established as of the date of approval of the working drawings.

(iii)	“Tenant Improvement Costs” means all costs of designing and installing the Tenant Improvements and the Exclusions listed on Exhibit B-3.

In the event the parties disagree as to whether a cost is a Standard Base Building Cost, an Above-Standard Base Building Cost or a Tenant Improvement Cost, the parties agree that

(a) Lessor shall not delay the design and construction of any of Lessor’s Work on account of such dispute but shall proceed with due diligence to complete Lessor’s Work, and (b) either party may submit the matter to non-binding mediation with J.A.M.S. or other mediation service acceptable to both parties.

1.2 Working Drawings. On or before the date which is forty-five (45) days following the date on which this Lease is fully executed by Lessor and Lessee, Lessor shall cause to be prepared working drawings (“Working Drawings”) of the Lessor’s Work to be installed in the Premises pursuant to the Space Plans and deliver the same to Lessee for its review and approval (which approval shall not be unreasonably withheld, delayed or conditioned). Lessee shall notify Lessor whether it approves of the submitted Working Drawings within ten (10) business days after Lessor’s submission thereof. If Lessee disapproves of such Working Drawings, then Lessee shall notify Lessor thereof specifying in reasonable detail the reasons for such disapproval, in which case Lessor shall, within five (5) business days after such notice, revise such Working Drawings in accordance with Lessee’s reasonable objections and submit the revised Working Drawings to Lessee for its review and approval. Lessee shall notify Lessor in writing whether it approves of the resubmitted Working Drawings within five (5) business days after its receipt thereof. This process shall be repeated until the Working Drawings have been finally approved by Lessor and Lessee. If Lessee fails to notify Lessor that it disapproves of the initial Working Drawings within ten (10) business days (or, in the case of resubmitted Working Drawings, within five (5) business days) after the submission thereof, then each day after such time period shall constitute a day of Tenant Delay (as defined below).

1.3 Approved Working Drawings. As used herein. “Approved Working Drawings” shall mean the final Working Drawings approved by Lessor and Lessee, as amended from time to time by any approved changes thereto. Lessor shall provide a final copy of the Approved Working Drawings to Lessee no later than the date which is twenty (20) days following the approval of the Approved Working Drawings by Lessor and Lessee. Lessee shall make no changes or modifications to the Approved Working Drawings without the prior written consent of Lessor, which consent may be withheld in Lessor’s sole discretion if such change or modification would directly or indirectly delay the “Substantial Completion” of Lessor’s Work, as that term is defined in Section 4.1 of this Work Letter, or increase the cost of designing or performing Lessor’s Work. Lessor shall hire an established general contractor who shall put subcontractors through a competitive bid process reviewed by Lessee’s project manager and such hiring process shall include the general contractor’s ability to meet Lessee’s reasonable timing and budget requirements. Lessor’s Work shall be performed in compliance with all Applicable Requirements.

SECTION 2

COSTS

2,1 Prior to commencing Lessor’s Work, Lessor shall competitively bid Lessor’s Work to three (3) subcontractors approved by Lessor for each of the major trades. Lessor shall provide copies of each bid to Lessee. Lessee shall be allowed to review the submitted bids from such subcontractors and to make suggestions to Lessor with respect to each such bid; provided such suggestions are delivered to Lessor no later than the date which is three (3) business days following receipt of such bid(s) by Lessee.

2.2 Following Lessee’s delivery of written request therefor, Lessor shall contribute an additional sum (the “Additional Allowance”) toward additional permanent leasehold improvements Lessee elects to install in the Premises in excess of the Standard Base Building Costs; provided, however, that Lessor reserves the right to refuse to make available Additional Allowance funds to pay for the cost of certain elements of the Tenant Improvements which will only benefit PowerLight Corporation and not subsequent tenants of the Premises, as reasonably determined by Lessor. The amount of the Additional Allowance actually utilized by Lessee shall be amortized as additional Base Rent over the initial Term at 9% per annum, in the same manner as a loan having equal monthly payments of principal and interest and such amount shall be deemed additional rent due hereunder. Lessee shall deliver written notice to Lessor (“Additional Allowance Notice”) of the amount of the requested Additional Allowance which shall itemize the components of the Above-Standard Base Building Costs and the Tenant Improvement Costs and/or the cost of the Exclusions which Lessee would like to fund through the Additional Allowance. Lessor shall notify Lessee of whether or not its has elected to fund the entire amount of the Additional Allowance or some portion thereof (the “Lessor’s Allowance Notice”) within ten (10) days of Lessor’s receipt of the Additional Allowance Notice and shall fund the Additional Allowance in the amount indicated in the Lessor’s Allowance Notice within ten (10) days of delivery of Lessor’s Allowance Notice provided Lessee effects the corresponding increase in the Letter of Credit as provided in Paragraph 56(a) of the Lease. Within ten (10) days after Lessor’s request, Lessee shall execute and return an amendment to this Lease modifying the Base Rent accordingly. If Lessee fails timely: (i) to make its election regarding utilization of the Additional Allowance by timely delivery of the Additional Allowance Notice; or (ii) to execute and return the required lease amendment, then Lessor shall automatically be released from its obligation to contribute the Additional Allowance. If, for any reason, less than all of the Term remains at the time the required lease amendment is executed and returned to Lessor, then Lessee shall, upon demand, promptly pay all amortization payments (including interest) which would have been payable for the elapsed portion of the Term through the month in which such lease amendment is actually so executed and returned. Any failure by Lessee to make any payments required under the foregoing provisions shall constitute a Breach under the Lease. Any costs for Lessor’s Work in excess of the amount of the Standard Base Building Costs and the Additional Allowance (if any), including without limitation any Above-Standard Base Building Costs, shall be payable by Lessee within ten (10) business days of Lessee’s receipt of documentary evidence therefor.

SECTION 3

INTENTIONALLY OMITTED.

SECTION 4

COMPLETION OF THE LESSOR’S WORK

4.1 Substantial Completion. For purposes of this Lease, “Substantial Completion” of the Premises shall occur upon: (i) the completion of Lessor’s Work in the Premises pursuant to the Approved Working Drawings as certified by Lessor’s architect, with the exception of any punch list items and any tenant fixtures, workstations, built-in furniture, or equipment to be installed by Lessee or under the supervision of the contractor, (ii) the issuance of a certificate of occupancy or temporary certificate of occupancy from the relevant local governmental authority for the Premises, (iii) the date on which the Premises is sufficiently finished for Lessee so that the warehouse portion of the Premises shall be secure and accessible for shipping/receiving, and (iv) all essential utilities (e.g., electrical power, gas, telephone, water, sewage, and trash collection) are readily available to the Premises. Notwithstanding the foregoing, Lessee acknowledges that Lessee is solely responsible for contracting with the relevant utility company for the provision of all utilities to the Premises in accordance with the terms of the Lease.

4.2 Tenant Delay. As used herein, a “Tenant Delay” shall mean any delay in the completion of Lessor’s Work that occurs directly (a) because of Lessee’s failure to timely deliver or approve any required documentation such as the Working Drawings, (b) because Lessee fails to timely furnish any information or deliver or approve any required documents such as the Working Drawings (whether preliminary, interim revisions or final), pricing estimates, construction bids, and the like, (c) because of any change by Lessee to the Space Plans or Approved Working Drawings, (d) because Lessee fails to attend any previously scheduled meeting with Lessor, Lessor’s architect, any design professional, or any contractor, or their respective employees or representatives, as may be required or scheduled hereunder or otherwise necessary in connection with the preparation or completion of any construction documents, such as the Space Plans, Working Drawings, or in connection with the performance of Lessor’s Work, (e) because of any specification by Lessee of materials or installations in addition to or other than Lessor’s standard finish-out materials, including without limitation, the Tenant Improvements and/or Exclusions, or (f) because Lessee otherwise delays completion of Lessor’s Work. Lessor shall promptly notify Lessee of any acts, omissions or conditions which Lessor alleges will cause a Tenant Delay. If any Tenant Delays occur, then the date on which Lessor’s Work is deemed to be Substantially Completed hereunder shall be accelerated one day for each day of Tenant Delay and the Commencement Date shall be accelerated one day for each day of Tenant Delay.

SECTION 5

MISCELLANEOUS

5.1 Intentionally Deleted.

5.2 Lessee’s Representative. Lessee has designated Renee Wise as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Lessor, shall have full authority and responsibility to act on behalf of the Lessee as required in this Work Letter.

5.3 Lessee’s Agents. Any subcontractors, laborers, materialmen. and suppliers retained directly by Lessee shall conduct their activities in and around the Premises, Building and the Project in a harmonious relationship with all other subcontractors, laborers, materialmen and suppliers at the Premises, Building and Project and, if necessary. Lessee shall employ union labor to achieve such harmonious relations.

5.4 Time of the Essence in This Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Lessee is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Lessor’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Lessee and the next succeeding time period shall commence.

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5.5 Lessee’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if a Breach (as defined in Paragraph 13.1 of the Lease), or a material default by Lessee under this Work Letter, has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Lessor pursuant to the Lease, Lessor shall have the right to cause the contractor to cease the construction of the Premises (in which case, Lessee shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage), and (ii) all other obligations of Lessor under the terms of this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

EO	TD BL
Lessor’s Initials	Lessee’s Initials

5.5 Lessee’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if a Breach (as defined in Paragraph 13.1 of the Lease), or a material default by Lessee under this Work Letter, has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Lessor pursuant to the Lease, Lessor shall have the right to cause the contractor to cease the construction of the Premises (in which case, Lessee shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage), and (ii) all other obligations of Lessor under the terms of this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

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Lessee’s Initials	Lessor’s Initial

INITIALS	INITIALS

©1999 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTM-5-5/05E

5.5 Lessee’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if a Breach (as defined in Paragraph 13.1 of the Lease), or a material default by Lessee under this Work Letter, has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Lessor pursuant to the Lease, Lessor shall have the right to cause the contractor to cease the construction of the Premises (in which case, Lessee shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage), and (ii) all other obligations of Lessor under the terms of this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

TD BL	EO
Lessee’s Initials	Lessor’s Initial

TD BL	EO
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©1999 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTM-5-5/05E

Exhibit B-l

BASE BUILDING

The type of design and finishes as specified below utilizes sustainable, recyclable and salvageable materials and the cost of all items on this Exhibit B-l shall be deemed “Standard Base Building Costs’; unless otherwise noted.

1.	The Building structure will be designed and constructed for a minimum floor load required by applicable building codes and regulations of 100 lbs. per square foot. Lessor shall provide Lessee with structural calculations of representative floor areas to conform compliance.

2.	Construction of restroom facilities in the Premises and the Building sufficient to accommodate Lessee’s estimated employee population of 350 people as required by applicable building codes and one additional unisex restroom adjacent to restrooms located on the second floor.

3.	The Premises shall include electrical and telephone closets, employee kitchens and lunchroom/cafe with millwork and industrial-level appliances appropriate to the population and size of space. Premises will include several conference rooms with one Level 5 finished wall to accommodate Walltalkers white boards in each room, two with wet bars, one located on the ground floor (signature conference room) and others located throughout the second floor office space. Premises shall include locker rooms with showers (minimum 4 showers with two HC similar to Title 9 shower) and restrooms in the ground floor warehouse space. Two additional executive restrooms shall be provided in conjunction with a signature conference room located on the first floor of the Premises. Kitchenettes with millwork shall also be constructed in the second floor offices. Lessor and Lessee shall agree upon all finishes for bathrooms, locker rooms, kitchen and lunch rooms, wet bars and kitchenettes. Standard Base Building Costs shall include the cost of reasonable, attractive commercial grade, and Lessee shall be responsible for upgrades from that standard all as further defined on the spreadsheet attached as Exhibit B-2. All such facilities shall comply with all Applicable Requirements, including the ADA.

4.	Perimeter walls and interior beams may be utilized for grounded electrical, data communications and telephone wiring installations within the Premises. Lessee shall have the option for power poles for power distribution or distributed power in the floor. Lessee shall be allowed a reasonable number of first and second story floor vertical and horizontal penetrations and chases in the floors and cores for power and data cabling as identified during the working drawings stage of the project.

5.

The Life Safety system will be in accordance with the more stringent of NFPA 13 (Code for Life Safety) and the National Electrical Code or applicable national, state and local codes, including without limitation accessibility codes, and the

B-1-1

ADA, throughout the Building, including all corridors. It shall consist of sprinklers, smoke detectors, internal fire alarm and annunciator system, emergency lighting, self-illuminating exit signs, and extinguishers as required by applicable codes for core and shell protection and expandable to accommodate normal office use. The sprinkler system will have an approved water flow alarm connection and tamper-proof detection device, connected to a central monitoring service.

6.	Electrical distribution will be provided to the main panel boxes for distribution throughout the Premises by Lessor. Electrical capacity for the Building and the Premises shall be adequate for Lessee’s Agreed Use and pursuant to Lessee’s specifications. Electrical capacity shall also apply to Lessee’s server room. Power and lighting shall be in accordance with Lessee’s specifications and may include 4 watts power, including 2 watts for lighting, per square foot. Installation of lighting for the office shall be T8 at 50’ candled non-shadowed level with a Lessee specified fixture that provide 80% or greater uplighting, installation of 100’ candles non-shadowed that are direct lit and installation of T5 high bay instant start ballast lighting in the warehouse, shipping and receiving and light assembly. Lessor and Lessee shall mutually agree upon all other lighting needs. Lessor and Lessee shall take into consideration the unique attributes of the space shall mutually agree upon all lighting needs. Lessor to provide entire building electrical system single line diagram detailed in accordance with generally accepted electrical symbols and information, clearly identifying Lessee’s lighting and power panels, specifically identifying room location for Lessee reference. Upon completion of work, Lessor to turn over to Lessee copies of all electrical panel schedules as built and confirmation that all wall plate, wiremold, and lights j-box is accurately labeled referencing both the panel schedule and single line drawing.

7.	HVAC: VAV with hot water re-heat system provided for standard normal office occupancy. System capable of expanding into multiple zones as required. Conditioned air for Lessee’s use delivered to the space at a point selected by Lessor, for distribution by Lessor. Installation of VAV box, distribution ducts, and controls. Installation of separate air for Lessee’s server room. HVAC shall be a custom-designed system taking into consideration all of the above details and the unique attributes of the space. Electrical/lighting/HVAC plan shall be part of the Working Drawings.

8.	All elevators, parking, common areas, landscaping and roadways necessary for Lessee’s use of, access to and egress from the Building will be completed and comply with all Applicable Requirements. The building standard elevator is a combination passenger & freight elevator made by Minnesota Elevator, Inc. with inside cab (platform) dimensions of 7’-0” x 8’-6”. Installation of an internal stairway and an internal elevator within the Premises.

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9.	Lessee shall have its own meter(s). Standard Base Building Costs shall include the cost to separately meter the Premises. Lessor will provide any future adjacent tenant’s use, function, and hours to determine shared electrical usage. Heating of water is not included within the building core.

10.	Installation of a dedicated telephone or AT&T closet to create privacy between tenants and security of tenant’s intellectual or customer information. Telephone service, as provided by the local utility, will be brought to Building main telephone room and Lessee’s telephone closet in the Premises. Expansion of telecommunications throughout the Premises will be at Lessee’s expense.

11.	At Lessee’s option, the floor will be improved by Lessor with a smoothed trowel finish for installation of glued-down carpet or carpet with pad. The floor will be finished in accordance with current AC1 Standard Specifications 117 and will be level to within 1/4” overall by a topping of Gyp-Crete 2000 or approved equivalent. Paint, floor and carpet quality and finish, which shall be a non-VOC paint and shall be agreed upon by Lessor and Lessee. Standard Base Building Costs shall include the cost of reasonable, attractive commercial grade as further defined in Exhibit B-2, and Lessee shall be responsible for upgrades from that standard.

12.	Installation of provide two 2 inch conduits from MPOE for the Building to Lessee’s telco/IT room.

13.	Lessor shall complete landscaping and any common area renovations prior to the Commencement Date.

14.	Installation of ventilation, electrical capacity and fan supporting R&D space in the Premises.

15.	Installation of window treatments and shades, except on skylights, throughout the office space for glare, abatement, privacy.

16.	Subject to regulatory approval, Standard Base Building Costs shall include the cost of a canopy covering the walkway to the entrance of the Premises as per Lessee’s specifications.

17.	Installation of grade level access, dry wall, appropriately sized electrical panel, electrical outlets every 40’ on perimeter walls, ventilation, heaters, and code bathrooms on the first floor of the Premises.

18.

In the non-office areas, the installation of 1 heater & 1 air handler per bay similar to the Title 9 premises in the Building; watertight windows and doors; subject to City of Richmond, State Historic Preservations Office and NPS approval, construction of a loading dock and a fully functional roll-up door subject to the size of grade door which the City of Richmond. State Historic

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Preservations Office and NPS will allow; all holes and cracks in floors greater than 1/4 inch filled and repaired; and solid wood internal doors in hollow metal frames with commercial grade hardware.

19.	In the office areas, installation of hard lid or drop ceilings; watertight building exterior doors and windows with Thermoveil shade cloth or similar treatments; fire rated demising walls with level 3 drywall, finished and painted; interior walls framed with level 3 finished to 10’ above finished floor with metal stud/drywall construction, painted; all walls between offices and conference rooms to have a minimum 36 STC rating; solid wood interior doors installed in hollow metal frames with glass side light and commercial grade hardware; kitchen area to include custom grade (WIC) cabinets VCT flooring; stainless steel or Vetraxzo countertops and sink at Lessor’s option, hot and cold water; commercial grade appliances with all connections; eight feet premium grade wall cabinets hung; balanced HVAC sufficient to maintain temperatures between 70°F and 76°F in private offices and other rooms; commercial grade fluorescent lighting fixtures sufficient to provide 50 candlefoot at all locations in the office areas of the Premises,

20.	Pentangular openings between the Premises finished with an approximately 42 inch high wall and window above. The Pentangles between the Premises and neighboring spaces will be made into one hour level 3 gypboard finish. .

21.	Raised floor at executive area allowing for vision (including stairs, rails, structural, AFS, and leveling); Adequate hot water at all points of use sized to accommodate employee load.

22.	Structural supports of framed walls shall be concealed where possible; top of walls exposed to open office shall be finished similar to walls; walls and ceiling shall be insulated in new interior construction.

23.	Carpet and stained concrete floors for office, broomswept clean for warehouse

24.	Bathroom, porcelain tile wainscote, stainless partitions, commercial fixtures

25.	Commercial grade Locks and Hardware. Schlage or equivalent to code.

26.	Lessor to provide single line electrical plan of space from Utility connection to Main distribution panel, to Lessee’s subpanels.

27.	Data and Telecommunications: installation of dedicated phone or AT&T closet to create privacy between tenants and security of Lessee’s intellectual or customer information will be clearly identified. Telephone service, as provided by the local utility, will be brought to Building main telephone room and Lessee’s telephone closet in the Premises.

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28.	Floor cut for feature staircase.

29.	Roof work per that certain report prepared by State Roofing Systems, Inc. and dated November 3, 2006 or equivalent roof work as reasonably determined by Lessor, excluding any work necessary for the installation of the PV Equipment,

30.	Water shall be readily available and in close proximity to the location of planters in the Premises

B-1-5

Exhibit B-2

Lessee’s Approved Space Plan

B-2-1

Exhibit B-2

Landlord shall build the improvements substantially similar to the first and second floor space plans in this Exhibit B-2 and the notes below. For certain items, however. Tenant may ask LL to install upgrades. Tenant shall receive credit for the building standard and be responsible for the difference between the actual cost and the building standard credit.

Location	Item	Area	Building Standard	Credit Value	Upgrades

First Floor		35,522 sqft
Office Area		13,280 sqft
	HVAC		VAV forced air	$11 sqft	Tenant Choice
Executive conf rooms
	Ceiling		Drop Ceiling	$3.50 sqft	Vent Wood Ceiling
	Glass wall		10’ metal stud	$10 sqft	Glass Walls per tenant choice
	Glass door		door with side vane	$500 each	Glass door of Tenant Choice
	Glass wall shade		None	none	Tenant Choice
	Floor		Carpet	$25 yard	Tenant Choice
	Lighting		T-8	Per MM quote	Tenant Choice
Executive Bathrooms
	Design and buildout		Building standard with stainless steel partitions	Per Dalzell quote	Tenant Choice
Bathroom, showers, locker rooms
	Design and buildout		Building standard similar to Bestline Bathroom
	Showers		2 HC similar to Title 9 shower
Kitchen/Break room
	Ceiling		Existing
	Walls		6” thick, framed w/ metal studs, 5/8” Gyp Board - taped and painted	$10 sqft
	Floor		stained concrete
	Doors		Solid - wood	$400 each
	Cabinetry		36 linear ft of base and wall cabinets - Custom grade	$200 ft	Additional cabinets
	Window Treatment		ThermoVeil Shadecloth or similar - 5% openness	$22 sqft	Motorize
	Lighting		T-8
Staircases
	Engineering and installation		Historic staircases	$17,000 each	Custom design and build
Circulation
	Floor		Stained concrete or carpet	$25 yd	Scored concrete
Light Industrial		22,242 sqft.
	Ceiling		Existing ceiling
	Floor		Broom swept
	Door to office		Solid - wood	$400 each
	Window Treatment		None
	HVAC		Reznor (1 per bay)
	Lighting		High bay HID warehouse fixtures
	Ventilation		Powered exhaust Fan, 1 per bay
Approx. 12 foot upward acting door or similar on E side

Notes:

1) Landlord will perform all tenant improvement work. Landlord will pay for Building Standard finishes and fixtures. No furnishings will be provided by Landlord. The costs of all fixtures and finished upgraded from Building Standard will be tenants financial.

2) Custom grade cabinets as per Woodworking Institute.

Exhibit B-2

Landlord shall build the improvements substantially similar to the first and second floor space plans in this Exhibit B-2 and the notes below. For certain items, however. Tenant may ask LL to install upgrades. Tenant shall receive credit for the building standard and be responsible for the difference between the actual cost and the building standard credit.

Location	Item	Area	Building Standard	Credit Value	Upgrades
Second Floor		75,000 sqft

Individual offices and other rooms
	HVAC		Custom	$11 sqft
	Ceiling		Hard lid	$3.50 sqft	Vent Wood Ceiling
	front walls		10’ metal frame	$10 sqft	Glass walls, curved walls
	Doors		Wood door with side pane	$600 each	Tenant choice
	Floor		Carpet or stained concrete	$25 yard	Bamboo, scored concrete
	Window treatment		ThermoVeil Shadecloth or similar - 5% openness	$22 sqft	Motorized
	Lighting		T-8 level
	Planters		none		Tenant design

Bathrooms
	Ceiling		Existing or hard lid
	Floor		Green matte tile
	Doors		Solid - wood	$400 each
	Partitions		Stainless Steel
	HVAC		Building Code
	Fixtures		American Standard, porcelain wall mounted
	Lighting		T-8

Kitchenettes-3
	Ceiling		Existing ceiling or hard lid
	Floor		VCT	$3 sqft	Bamboo, scored concrete, stained concrete
	Cabinetry		8 linear ft of wall cabinets - premium grade	$200 ft
	Counter top		Stainless steel and sink	$150 ft	Under counter fridge, dishwasher
	Lighting		t-8

Atrium
	Floor cut		N/A	$0	Floor cut design by tenant
	Structural		N/A	$0	Custom design and build

Circulation
	flooring		stained concrete or carpet	$25 yard	Scored concrete

Notes:

1) Landlord will perform all tenant improvement work. Landlord will pay for Building Standard finishes and fixtures. No furnishings will be provided by Landlord. The costs of all fixtures and finishes upgraded from Building Standard will be tenants financial responsibility. Tenant will receive a credit for Building Standard finishes not selected

2) The cut out atrium doesn’t come out of storage

First Floor DRAFT FINISH/MATERIALS/LIGHTING SCHEDULE-POWERLIGHT PROJECT

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©1999 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTN-5-5/05E

First Floor DRAFT FINISH/MATERIALS/LIGHTING SCHEDULE-POWERLIGHT PROJECT

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©1999 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTN-5-5/05E

SECOND FLOOR DRAFT FINISH/MATERIALS/LIGHTING SCHEDULE-POWERLIGHT PROJECT

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INITIALS	INITIALS

©1999 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTN-5-5/05E

SECOND FLOOR DRAFT FINISH/MATERIALS/LIGHTING SCHEDULE-POWERLIGHT PROJECT

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©1999 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTN-5-5/05E

SECOND FLOOR DRAFT FINISH/MATERIALS/LIGHTING SCHEDULE-POWERLIGHT PROJECT

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©1999 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTM-5-5/05E

Exhibit B-3

Exclusions:

Shades other than West wall

Displays

Library casework

Zen Room, Focus room interiors

soft meeting arrangements

3D displays

Pods – Credit back conference room

Art Glass

Furnishings

Custom upgrade of HVAC systems

Tenant Improvements:

1. Atrium work – feature stairwell, entry, glazing

2. Roof access by stair with weatherproof observation enclosure allowing for safe assembly of 10 people minimum

3. Water feature, Water supply and drainage for Interior landscape areas, planter boxes, plants

4. Expansion of telecommunications throughout the Premises

5. Finish upgrades

6. wood floors

7. scored concrete

8. specialized ceilings

9. glass walls

10. motorized shades

B-3-1

Exhibit 1

Approved Working Drawings

B-3-2

EXHIBIT C

Rules & Regulations

1)	No vending machines or machines of any description shall he installed, maintained or operated upon the Premises without the prior written consent of Lessor; provided, however, that Lessee shall be permitted to install, maintain and operate a snack and soda vending machine in the Premises for use by Lessee’s employees.

2)	All loading and unloading of goods shall he done only at times, in the areas, and through the entrances designated for such purposes by Lessor. The delivery of shipping of merchandise, supplies, and fixtures to and from the Premises shall be subject to such reasonable rules and regulations as in the judgment of Lessor are necessary for the proper operation of the Premises.

3)	All garbage and refuse shall be kept in the kind of container specified by Lessor or duly constituted public authority, and shall be placed outside of the lease premises prepared for collection in the manner and at the times and places specified by Lessor. If Lessor shall provide or designate a service for picking up refuse and garbage. Lessee shall use same at Lessee’s cost. Lessee shall pay the cost of removal of any of Lessee’s refuse or rubbish and maintain all common loading areas and areas adjacent to garbage receptacles in a clean manner satisfactory to the Lessor. Should Lessee fail to keep the area around its garbage receptacle in manner satisfactory to the Lessor, Lessor or its agents or subcontractors may clean such area and bill Lessee for the cost of cleaning plus fifteen percent (15%) overhead, to be paid upon presentation of the bill.

4)	Lessee will not utilize any unlawful method of business operation, nor shall any space in the Premises be used for living quarters, whether temporary or permanent.

5)	Lessee shall have full responsibility for protecting the Premises and the property located therein from theft and robbery, and shall keep all doors and windows in the Premises securely fastened when not in use.

6)	Lessee shall not be permitted to install any additional lock or locks on any door in the Building unless written consent of Lessor. Upon termination of its tenancy. Lessee shall return ail keys to offices, rooms, mailboxes, toilet rooms, etc.

7)	Lessee shall not overload the floor of the Premises or in any way deface the Premises or any part thereof. Lessee shall be aware at all times of the safety codes.

8)	No cooking shall be done or permitted by any tenant on the Premises other than the cafeteria, nor shall the Premises be used for washing clothes, for lodging, or for any improper, objectionable or immoral purpose; except that use by Lessee of Underwriter’s Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages or use of microwave ovens for employee use shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state and local laws, codes, ordinances, rules and regulations.

9)	No radio or television or other similar device shall be installed without first obtaining in each instance. Lessor’s consent in writing. No aerial shall be erected on the roof or exterior walls of the Premises or on the grounds without, in each instance, the written consent of Lessor. Any aerial so installed without such written consent shall be subject to removal without notice at anytime without liability to Lessor, and the expenses involved in said removal shall be charged to and paid by Lessee upon demand.

10)	No loudspeaker, television, phonographs, radios, or other devises shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of Lessor.

11)	The plumbing facilities shall not be used for any other purpose that for which they are constructed, and no foreign substance of any kind shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Lessee.

12)	Lessee shall not cause or permit any unusual or objectionable odors to be produced upon or permeated from the Premises, nor shall Lessee vent any cooking fumes or odors into the interior of the building. Lessee shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable explosive or combustible fluid or material, unless consent is given by Lessor, in writing, and material are used in a manner consistent with all applicable laws and are stored in rooms or containers consistent with all code requirements. No Lessee shall use any method of heating or air conditioning other than that supplied by Lessor.

13)	The sidewalk, entrances, passages, quarters, and halls shall not be obstructed or encumbered by any Lessee or used for any purpose other than ingress or egress to and from the Premises. Neither Lessee nor any employees or invitees of Lessee shall go upon the roof of the Building, except as specifically permitted in the Lease.

14)

Lessor reserves the right to close and keep locked all entrance and exit doors of the Building and otherwise regulate access of all persons to the Building on Saturday and Sundays and public holidays and on other days between the hours of 6:00 PM and 7:00 AM and at such other times as Lessor may deem advisable for the adequate protection and safety of the Building, its tenants and occupants, and property in the Building; provided, however, that subiect to events of force majeure Lessee shall have access to the Premises via key or card lock twenty-four

(24) hours per day, seven (7) days per week. Lessor reserves the right to exclude or expel from the Building any person, who, in the judgment of Lessor, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

15)	Except as specifically provided in the Lease, Lessee, its employees, or agents shall not park campers, trucks, boats, trailers or cars in the parking areas overnight or over weekends. Lessee will from time to time, upon request of Lessor, supply Lessor with a list of license plate numbers of vehicles owned or operated by its employees and agents.

16)	No sales tables, merchandise displays, signs or other articles shall be put on front of or affixed to any part of the exterior building, nor placed in the halls, common passageways, corridors, vestibules or parking areas without the prior written consent of Lessor.

17)	Lessee shall not erect or maintain any barricades or scaffolding which may obscure the signs, entrances or show windows of any other Lessee in the Building, or interfere with such other Lessee’s business.

18)	Lessee shall not create or maintain nor allow others to create or maintain, any nuisances, including without limiting the foregoing general language, loud noises, sound effects, bright lights, changing flashing, flickering or lighting devices or similar devices, smoke or dust, the effect of which will be visible from the exterior of the Premises.

19)	Lessor reserves the right to waive any rule in any particular instance or as to any particular person or occurrence, and further, Lessor reserves the right to amend or rescind any of these rules or make, amend and rescind new rules to the extent Lessor, in its sole judgment deems suitable for the safety, care and cleanliness of the Building and the conduct of high standard of merchandising and services therein. Lessee agrees to conform to such new or amended rules upon receiving written notice of the same.

20)	No animals shall be kept in or about the Premises or permitted therein.

Lessor’s Initials	Lessee’s Initials

C-3

(24) hours per day, seven (7) days per week. Lessor reserves the right to exclude or expel from the Building any person, who, in the judgment of Lessor, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

15)	Except as specifically provided in the Lease, Lessee, its employees, or agents shall not park campers, trucks, boats, trailers or cars in the parking areas overnight or over weekends. Lessee will from time to time, upon request of Lessor, supply Lessor with a list of license plate numbers of vehicles owned or operated by its employees and agents.

16)	No sales tables, merchandise displays, signs or other articles shall be put on front of or affixed to any part of the exterior building, nor placed in the halls, common passageways, corridors, vestibules or parking areas without the prior written consent of Lessor.

17)	Lessee shall not erect or maintain any barricades or scaffolding which may obscure the signs, entrances or show windows of any other Lessee in the Building, or interfere with such other Lessee’s business.

18)	Lessee shall not create or maintain nor allow others to create or maintain, any nuisances, including without limiting the foregoing general language, loud noises, sound effects, bright lights, changing flashing, flickering or lighting devices or similar devices, smoke or dust, the effect of which will be visible from the exterior of the Premises.

19)	Lessor reserves the right to waive any rule in any particular instance or as to any particular person or occurrence, and further, Lessor reserves the right to amend or rescind any of these rules or make, amend and rescind new rules to the extent Lessor, in its sole judgment deems suitable for the safety, care and cleanliness of the Building and the conduct of high standard of merchandising and services therein. Lessee agrees to conform to such new or amended rules upon receiving written notice of the same.

20)	No animals shall be kept in or about the Premises or permitted therein.

BL
Lessor’s Initials	Lessee’s Initials

EXHIBIT D

CONFIRMATION OF COMMENCEMENT DATE

                                , 2007

PowerLight Corporation

Re: Standard Multi-Tenant Industrial Lease—Net (the “Lease”) dated December 15, 2006, between, FPOC, LLC, a California limited liability company (“Lessor’), and PowerLight Corporation, a California corporation (“Lessee”), Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

Lessor and Lessee agree as follows:

1. Condition of Premises. Lessee has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Lessor have been completed to the full and complete satisfaction of Lessee in all respects except for the punchlist items described on Exhibit A hereto (the “Punchlist Items’”), and except for such Punchlist Items, Lessor has fulfilled all of its duties under the Lease with respect to such initial tenant improvements in the Premises. Furthermore, Tenant acknowledges that the Premises are suitable for the Agreed Use.

2. Commencement Date. The Commencement Date of the Lease is                                 , 2007.

3. Expiration Date. The Term is scheduled to expire on September 30, 2018.

4. Contact Person. Tenant’s contact person in the Premises is:

Attention:
Telephone:
Telecopy:

5. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Lessor that to its knowledge. Lessee has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) to its knowledge, Lessee has no claims, counterclaims, set-offs or defenses against Lessor arising out of the Lease or in any way relating thereto or arising out of any other transaction between Lessor and Lease.

6. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Lessor and Lease and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

FPOC, LLC, a California limited liability company

BY:	FP Management, LLC, a California limited liability company, its Manager

By:
J.R. Orton, III, Manager

Agreed and accepted:

PowerLight Corporation, a California corporation

By:
Name:
Title:

EXHIBIT A to Confirmation of Commencement Date Letter

PUNCHLIST ITEMS

Please insert any punchlist items that remain to be performed by Lessor. If no items are listed below by Lessee, none shall be deemed to exist.

EXHIBIT E

CITY OF RICHMOND

FIRST SOURCE AGREEMENT

RECITALS:

THIS AGREEMENT entered into this          day of             , 2007 by and between the City of Richmond (“City”) and PowerLight Corporation a California corporation (“PowerLight”).

RECITALS:

WHEREAS PowerLight supports the employment development efforts of the City and desires to hire locally;

WHEREAS PowerLight has entered into a lease with FPOC, LLC for a premises located at 1414 Harbour Way South, Richmond, California, (the “Lease”); and

WHEREAS the City and PowerLight have agreed that PowerLight will enter into this First Source Agreement with the City of Richmond in order to make the residents of Richmond aware of jobs created in PowerLight premises located at 1414 Harbour Way South, Richmond through the City’s Employment & Training Department.

NOW, THEREFORE, the parties hereto mutually agree as follows:

PowerLight, through the City’s Employment and Training Department, agrees that, during the term of the Lease, or any extensions thereto, PowerLight shall enter into this First Source Agreement to seek qualified employees to fill entry-level and new employment positions for operations and maintenance and management personnel whether such positions be full-time, part-time, or seasonal, PowerLight shall follow the following procedures:

A.	PowerLight shall work with the Employment and Training Department and the local union to hire a minority workforce reflecting parity with the minority West Contra Costa County population, based on the 1990 census. PowerLight shall adopt the following goal:

•	hire 20% of its workforce from bona fide residents of the City of Richmond.

PowerLight must achieve the overall goal or document a good faith effort to achieve the goal.

B.

Prior to announcing or advertising the availability of an employment position created by vacancy of an existing position or of a new employment position in any communication medium (other than compliance with internal posting procedures) or with any employment or referral agency, PowerLight shall notify Employment and Training Department in writing of such position, including a general description of the position and PowerLight’s minimum requirements for qualified applicants therefor, and shall request the Employment and Training Department to refer qualified applicants for such position to PowerLight’s personnel representative, as appropriate. PowerLight shall refrain from any general announcement or advertisement of the availability of such position for a period of five (5) business days after notification to the Employment and Training Department. Such five-business day period is hereinafter referred to as the “Advance Notice Period.”

C.	Upon receipt from PowerLight of a notice of an employment position, the Employment and Training Department shall refer to PowerLight a minimum of one (1) and up to a maximum of five (5) candidates for employment who the Employment and Training Department believes are qualified for each position and who meet PowerLight’s minimum requirements for such position, and shall make arrangements for the person or persons referred to be interviewed by PowerLight within the Advance Notice Period.

In the event that the Employment and Training Department believes that it is unable to refer qualified candidates for such position within in the Advance Notice Period, it shall so inform PowerLight, as soon as possible, thereby waiving the obligation of PowerLight to refrain from further announcement or advertisement to fill such position during the balance of the Advance Notice Period.

D.	In the event that any persons seek employment with PowerLight at the job site, PowerLight shall have the person complete a Job Site Application consisting of name, address, telephone number, social security number and trade. PowerLight will then submit this information to the Employment and Training Department.

E.	Nothing contained herein shall prevent PowerLight from filling job vacancies or newly created positions without compliance with the foregoing procedures by transfer or promotion from its existing staff or from a file of qualified applicants maintained by PowerLight, provided, however, that PowerLight shall give consideration first to those applicants in such file or qualified applicants previously referred by the Employment and Training Department. Further, nothing contained herein shall be construed to require PowerLight or any construction, operations and maintenance or management agent or independent subcontractor engaged by PowerLight to hire any candidate referred by the Employment and Training Department.

If there is determined by the City that PowerLight is in non-compliance, City will notice PowerLight with a right to cure any non-compliance in 15 days. In the event that PowerLight remains in non-compliance with Article II Chapter 2.50 of the City of Richmond Municipal Code after the 15 day notice, the City reserves its rights to invoke the Remedies set forth in such Article.

This Agreement may be executed in counterparts and multiple originals.

Executed this          day of                                 , 2007.

PowerLight Corporation:

By:
Its:

Approved as to form	CITY OF RICHMOND ACTING BY AND THROUGH THE RICHMOND EMPLOYMENT AND TRAINING DEPARTMENT

By:		By:
	City Attorney	Its:

STATE OF CALIFORNIA	)

	)	ss

CITY OF	)

On this          day of                                 , 2007, before me appeared                                         , to me personally known, who, being duly sworn, did execute the foregoing affidavit, and did state that he or she was properly authorized by PowerLight to execute the affidavit and did so as his or her free act and deed.

NOTARY PUBLIC

Commission Expires

EXHIBIT F

FORM OF SNDA

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

Bank of Alameda

P.O. Drawer F Alameda,

CA 94501

SPACE ABOVE THIS LINE RESERVED FOR RECORDER’S USE

SUBORDINATION, ATTORNMENT, AND

NON-DISTURBANCE AGREEMENT

NOTICE: THIS SUBORDINATION, ATTORNMENT, AND NON-DISTURBANCE AGREEMENT RESULTS IN YOUR LEASEHOLD INTEREST BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER. OR LATER SECURITY INSTRUMENT.

THIS SUBORDINATION, ATTORNMENT, AND NON-DISTURBANCE AGREEMENT, is dated for reference purposes and entered into as of December     , 2006 by and among BANK OF ALAMEDA, a California state banking corporation (“Lender”), Ford Point LLC, a California limited liability company (“Master Landlord”). FPOC, LCC, a California limited liability company (“Lessor”), and PowerLight Corporation, a California corporation (“Lessee”).

1.	RECITALS

1.1 Master Landlord is the owner of that certain real property commonly known as 1414 Harbour Way South, Richmond, California, and more particularly described on Exhibit A attached hereto and incorporated herein by this reference (“Real Property”).

1.2 Master Landlord, as landlord, and Lessor, as tenant, are parties to that certain Master Lease Agreement dated as of October 31, 2005 (the “Master Lease”) pursuant to which Lessor leases the Real Property together with all the improvements located thereon.

1.3 Lessor and Lessee have entered into that certain Standard Multi-Tenant Industrial Lease –Net dated December 15, 2006 (“Lease”), covering all or a portion of the Real Property more particularly described in the Lease (“Premises”).

1.4 Lender has made a loan to Lessor in the principal amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000,00) (“Loan”), evidenced by that certain promissory note dated December 6, 2004, in the amount of the Loan and executed by Master Landlord to the order of Lender (“Note”). Repayment of the Note is secured by, among other things, (i) a deed of trust encumbering the Real Property recorded on December 17, 2004 in the official records of Contra Costa County as Series #2004- 484773 (“Primary Deed of Trust”), and (ii) that certain Construction Deed of Trust recorded on December 17, 2004 in the official records of Contra Costa County as Series #2004-484774 (the “Construction Deed of Trust”). The Primary Deed of Trust and the Construction Deed of Trust are hereinafter referred to collectively, as the “Deed of Trust”.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL BENEFITS ACCRUING TO THE PARTIES HERETO AND OTHER VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH CONSIDERATION IS HEREBY ACKNOWLEDGED, AND IN ORDER TO INDUCE LENDER TO MAKE THE LOAN, IT IS HEREBY DECLARED, UNDERSTOOD AND AGREED AS FOLLOWS:

2.	SUBORDINATION

2.1 Subordination of Lease. Lessee, for itself, its successors and its assigns, hereby covenants and agrees that the Lease and all of Lessee’s rights thereunder shall be and is hereby made subordinate to the lien of the Deed of Trust and to any extensions, consolidations, modifications thereof and supplements thereto with the same force and effect as if the Deed of Trust had been executed, acknowledged, delivered and recorded prior to the execution and delivery of the Lease,

2.2 No Default Under the Lease. Lessee warrants that, as of the date of this Agreement, to the best knowledge of Lessee, Lessor is not in default under the Lease, and no event has occurred which, with the passage of time or the giving of notice will become a default under the Lease,

2.3 Leader Not Liable for Security Deposit. Lessee acknowledges and agrees that should Lender or any third party take title to the Property either as a result of foreclosure or by deed in lieu of foreclosure. Lender or such third party shall not be liable for the repayment or the return of any security deposit paid by Lessee to Lessor under the Lease, except to the extent that Lender or such third party has actually received such security deposit.

2.4 No Credit For Prepaid Rent. Lessee acknowledges and agrees that should Lender or any third party take title to the Property either as a result of foreclosure or by deed in lieu of foreclosure, Lessee shall not receive credit for any rent paid by Lessee more than thirty (30) days in advance and that Lessee shall be liable for all rent payable under the Lease, even if rent has been prepaid more than thirty (30) days in advance.

3.	NON-DISTURBANCE

3.1 Litigation. In the event of foreclosure of the Deed of Trust, Lender will not join Lessee in any summary proceedings so long as Lessee is not in default under any of the terms, covenants or conditions of the Lease beyond applicable notice and/or cure periods.

3.2 Power of Sale or Judicial Foreclosure. It is the express intent of the parties hereto that a foreclosure of the Deed of Trust, the exercise of the power of sale or the exercise of any other remedies provided therein, or provided in any other instrument securing the indebtedness secured by the Deed of Trust, or the delivery of a deed to the subject premises in lieu of foreclosure, shall not, of itself, result in the termination of or otherwise affect the Lease, but Lender, assignee of Lender or purchaser from Lender, shall upon foreclosure of the Deed of Trust or conveyance in lieu of foreclosure shall thereby automatically succeed to the position of Lessor under the Lease.

3.3 Succession to Position of Lessor. If, by dispossession, foreclosure, exercise of the power of sale, or otherwise, Lender, its successors or assigns, or any purchaser at a foreclosure sale or otherwise, shall come into possession of or become Lessor of the Premises, such person shall succeed to the interest of Lessor under the Lease, and, if no default then exists under the terms, conditions and provisions of the Lease beyond applicable notice and/or cure periods, then the Lease shall remain in effect as a lease of the demised Premises, together with all of the rights and privileges therein contained, between such person and Lessee for the balance of the term of the Lease, including any extension or renewal provisions.

3.4 Waiver of Lease Obligations. Unless Lessee is in default under the terms of the Lease beyond applicable notice and/or cure periods. Lender, its successors or assigns, or any purchaser at a foreclosure or trustee’s sale or otherwise, will not disturb the possession of the Premises by Lessee, and will be bound by all of the obligations imposed by the Lease upon the lessor therein. Lender, or any purchaser at a foreclosure or trustee’s sale or otherwise, shall not be:

3.4.1 Liable for any act or omission of a prior lessor (including Lessor): or

3.4.2 Subject to any offsets or defense which Lessee might have against any prior lessor (including Lessor); or

3.4.3 Bound by any rent or additional rent which Lessee might have paid in advance to any prior lessor (including Lessor) for any period beyond the month in which the foreclosure or conveyance occurs; or

3.4.4 Bound by any agreement or modification of the Lease made without the consent of Lender.

3.5 New Lease. Upon the written request of either Lessee or Lender, given to the other at the time of a foreclosure of the Deed of Trust or sale under power of sale therein contained or conveyance in lieu of foreclosure, and if no default then exists under the terms, conditions and provisions of the Lease beyond applicable notice and/or cure periods, Lessee and Lender or Lender’s successor in interest shall execute a lease of the Premises upon the same terms and conditions as the Lease between Lessor and Lessee, which lease shall cover any unexpired term of the Lease, existing prior to such foreclosure, trustee’s sale or conveyance in lieu of foreclosure.

4.	ATTORNMENT

4.1 Attornment. Lessee covenants and agrees to attorn to and to accept Lender or Lender’s assignee, successor, or assign or any purchaser from Lender or from the trustee in a foreclosure sale, as lessor under the Lease, and to be bound by and to perform all of the obligations imposed by the Lease upon Lessee including, without limitation, the payment of rent to the successor of Lessor therein. Lessee further agrees to make rental payments directly to Lender, in accordance with the terms of an Assignment of Rents Agreement or an assignment of rents provision contained in the Deed of Trust, as applicable, in the event that Lender notifies Lessee that Master Landlord is in default in any term or condition of the obligations secured by the Deed of Trust.

4.2 Foreclosure. Lessee hereby covenants and agrees that, notwithstanding any provisions to the contrary in the Lease, Lender may exercise all rights and remedies granted to it under the Deed of Trust to foreclose its interest and dispose of the Real Property without the consent of or notice to Lessee.

4.3 Termination of Lease. Concurrently upon Lessee’s receipt or delivery of any notice of termination or default under the Lease. Lessee will deliver a complete and correct copy of such notice to Lender at the address set forth below.

5.	MISCELLANEOUS

5.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Lender and the parties hereto and their respective successors and assigns including, without limitation, the beneficiary under any deed of trust encumbering the Lease.

5.2 Notices. Except as otherwise provided herein, any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be personally served by messenger, or sent by a commercial overnight delivery service (such as Federal Express), or by certified mail, return receipt requested, and shall be deemed given on the date actually received if served by messenger, or on the next business day after deposit with an overnight delivery service, or on the date of receipt as shown on the return receipt if sent by certified mail. The addresses of the parties to which notices and other communications shall be sent (until notice of a change thereof is served as provided herein) are set forth below. Any party to this Agreement may change its address for giving notices or demands hereunder by written notice of such change to the other party in accordance with the provisions hereof.

Notice Addresses are:

Bank of Alameda

Attn.: Loan Department

1321 Harbor Bay Parkway, Suite 201

Alameda, CA 94502

Ford Point, LLC

c/o FPOC, LLC

3049 Research Drive

Richmond, CA 94806

FPOC, LLC

3049 Research Drive

Richmond, CA 94806

PowerLight Corporation

5.3 Construction. The terms of this Agreement shall supersede and contravene the terms of the Lease to the extent that the terms of this Agreement are inconsistent with the terms of the Lease. In all other respects this Agreement shall be construed consistently with the terms of the Lease.

5.4 Prior Agreements. This Agreement shall be the whole and only agreement between the parties hereto and shall supersede and cancel any prior agreements, including without limitation provisions contained in the Lease which may or do provide for the subordination of the Lease and leasehold interest of Lessee to a deed or deeds of trust or a mortgage or mortgages to be thereafter executed or which restrict the right of the beneficiary of any deed of trust from foreclosing its interest in the Real Property or to sell the Real Property obtained through a foreclosure sale.

5.5 Severability. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

5.6 Headings. All section headings and section numbers have been set forth herein for convenience of reference only, and shall not limit or affect the meaning or interpretation of any section hereof.

5.7 Governance. This Agreement shall be governed, and interpreted in accordance with California law.

5.8 Counterpart Execution. This Agreement may be executed in several counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same Agreement.

5.9 Attorneys’ Fees. If by reason of any party’s breach or claimed breach of any provision of this Agreement, another party incurs legal expenses whether or not there is a lawsuit, including legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services, the defaulting party shall pay such sums, including reasonable attorneys’ fees, court costs, all witness fees and such other associated sums and expenses as provided by law, to such other party.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Agreement is executed on behalf of the parties’ duly authorized representatives on the date(s) indicated below and effective as of the date set forth above.

LENDER:
BANK OF ALAMEDA

By:
Name:
Its:
Date:

MASTER LANDLORD:	LESSEE:

FORD POINT, LLC, a California limited liability company	POWERLIGHT CORPORATION, a California corporation

By:	By:
Name:	Name:
Its:	Its:
Date:	Date:

FPOC, LLC, a California limited liability company

BY: FP Management, LLC, a California limited liability company, its Manager

By:
J.R. Orton, III, Manager

CERTIFICATE OF ACKNOWLEDGMENT [FPOC]

STATE OF CALIFORNIA	)
	)	SS
COUNTY OF	)

On                                                                                                                                                                                                 , before me,                                                                                                                                                                                         , personally appeared                                                                                                                                                                                     , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person (s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature

(Seal)

CERTIFICATE OF ACKNOWLEDGMENT [PowerLight]

STATE OF CALIFORNIA	)
	)	SS
COUNTY OF	)

On                                                                                                                                                                                                 , before me,                                                                                                                                                                                         , personally appeared                                                                                                                                                                                     , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person (s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies). and that by his/her/their signature(s) on the instrument the person(s). or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature

(Seal)

CERTIFICATE OF ACKNOWLEDGMENT [Ford Point]

STATE OF CALIFORNIA	)
	)	SS
COUNTY OF	)

On                                                                                                                                                                                                 , before me,                                                                                                                                                                                         , personally appeared                                                                                                                                                                                     , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person (s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature

(Seal)

CERTIFICATE OF ACKNOWLEDGMENT (Bank of Alameda]

STATE OF CALIFORNIA	)
	)	SS
COUNTY OF	)

On                                                                                                                                                                                                 , before me,                                                                                                                                                                                         , personally appeared                                                                                                                                                                                     , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person (s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature

(Seal)

EXHIBIT A

LEGAL DESCRIPTION OF REAL PROPERTY

That certain real property situated in the County of Contra Costa, City of Richmond, and described as follows:

PARCEL ONE (F1):

A portion of State Tide Land Lots 18, 19, 30 and 31 in Section 24 and a portion of State Tide Land Lots 2 and 3 in Section 25, Township 1 North, Range 5 West, Mount Diablo Base and Meridian, and all of Parcel H, as shown on the Parcel Map MS 753-98, filed December 29, 1998, in Book 176 of Parcel Maps, Page 11, Contra Costa County Records, described as follows:

Commencing at the Southwestern corner of Parcel G as shown on Parcel Map MS 753-98, recorded December 9, 1998, in Book 176 of Parcel Maps, Page 11, Contra Costa County Records; thence South 01° 08’ 16” West, a distance of 27.88 feet to the point of beginning; thence North 88° 52’ 00” West, a distance of 93.39 feet; thence North 01° 08’ 16” East, a distance of 18.00 feet; thence North 88° 52’ 00” West, a distance of 500.00 feet; thence South 01° 08’ 16” West, a distance of 18.00 feet; thence North 88° 52’ 00” West, a distance of 59.26 feet to a point on the Eastern line of Parcel “A” as shown on Parcel Map MS 755-84, recorded August 21, 1984, in Book 111 of Parcel Maps, Page 26, Contra Costa County Records; thence along said Eastern line North 04° 19’49” West, a distance of 416.32 feet to the Southern line of Harbour Way South as shown on said last mentioned Parcel Map; thence along said Southern line South 88° 52’ 15” East, a distance of 100.46 feet to the Eastern line of said Harbour Way South; thence along said Eastern line and the Western line of Parcel H as shown on said Parcel Map (176 M 11); thence North 04° 19’ 49” West, a distance of 1,132.94 feet to the Northern line of said Parcel H; thence along said Northern line South 88° 53’ 41” East, a distance of 699.81 feet to the Eastern line of said Parcel H and Western lines of Parcel Map MS 758-89, recorded October 3, 1989, in Book 142 of Parcel Maps, Page 36, and said Parcel Map (176 M11); thence along the Eastern line of said Parcel H and the Western lines of said Parcel Map (142 M 36) and said Parcel Map (176 M11) South 01 ° 08’ 16” West, a distance of 1,542.58 feet to the point of beginning.

EXCEPTING THEREFROM: All oil, gas, minerals and geothermal energy existing 500 feet below the surface of the lands conveyed by this deed to the Richmond Redevelopment Agency, however, this reservation of rights to said oil, gas, mineral and geothermal energy shall not include any rights to utilize the surface of the lands conveyed herein for access; the reserved right to exploit said oil, gas, mineral and geothermal energy is limited to slant drilling or similar methods from adjacent or nearby properties with said drilling to be at least 200 feet below the surface of said conveyed lands, and in any event such slant drilling shall be done in a manner and at such depth as to not endanger the safety of any improvements erected hereafter upon the lands conveyed herein, as excepted in the Deed from the Regents of the University of California, a public California corporation, recorded March 29, 1979, in Book 9283, OR, Page 983.

EXHIBIT G

FORM OF LETTER OF CREDIT

Irrevocable Standby Letter of Credit No.

Beneficiary:	Issuance Date:

Landlord Name
Address

Accountee/Applicant:

Tenant’s Name
Address

Ladies and Gentlemen:

We hereby establish our irrevocable letter of credit no.                      in your favor for the account of PowerLight Corporation for an amount not to exceed in the aggregate $                     .

Funds under this credit are available against presentation of this original letter of credit and the attached Exhibit A, with the blanks appropriately completed.

This Letter of Credit expires and is payable at the office of                      [Issuing Bank’s name, address, department, and fax number], on or prior to                      [enter the Expiration Date], or any extended date as hereinafter provided for (the “Expiration Date”).

It is a condition of this letter of credit that the Expiration Date will be automatically extended without amendment for one year from the Expiration Date hereof, or any future Expiration Date, unless at least thirty (30) days prior to any Expiration Date we notify you by registered mail, return receipt requested, or overnight courier service with proof of delivery to the address shown above, attention:                     , and notify                     , attention:                     , in the same delivery method, that we elect not to extend the Expiration Date of this letter of credit. Upon your receipt of such notification, you may draw against this letter of credit by presentation of this original letter of credit and the attached Exhibit B, with the blanks appropriately completed.

Demands presented by fax (to fax number                      ) are acceptable; provided that if any such demand is presented by fax, the original exhibit and letter of credit shall be simultaneously forwarded by overnight courier service to our office located at the address stated above; provided further that the failure of the courier service to timely deliver shall not affect the efficacy of the demand. Further, you shall give telephone notice of a drawing to the Bank, attention:                      at                     , on the day of such demand, provided that your failure to provided such telephone notification shall not invalidate the demand.

Drawing(s) in compliance with all of the terms of this Letter of Credit, presented prior to 11:00 A.M., Pacific time, on a Business Day, shall be made to the account number or address designated by you of the amount specified, in immediately available funds, on such Business Day.

Drawing(s) in compliance with all of the terms of this Letter of Credit, presented on or after 11:00 A.M. Pacific time, on a Business Day, shall be made to the account number or address designated by you of the amount specified, in immediately available funds, on the next Business Day.

This Letter of Credit is transferable without charge to you. Transfer must be requested in accordance with our transfer form, which is attached as Exhibit C, accompanied by the return of this original Letter of Credit and all amendments thereto for endorsement thereon by us to the transferee. This Letter of Credit is transferable provided that such transfer would not violate any governmental rule, order or regulation applicable to us.

We hereby engage with you that documents (including fax documents) presented in compliance with the terms and conditions of this Letter of Credit will be duly honored if presented to our bank on or before the Expiration Date of this Letter of Credit, which is                     .

Multiple and partial drawings are permitted.

This Letter of Credit is subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 500.

[Issuing Bank’s name]

By:
Name:
Title:

Exhibit A

Irrevocable Standby Letter of Credit No.

Date:

To:

Name of Issuing Bank

Address

Ladies and Gentlemen:

Re:    Irrevocable Standby Letter of Credit No.

The undersigned, a duly authorized official of FPOC, LLC (hereinafter referred to as “‘Landlord”), hereby certifies that Landlord is entitled to draw upon Irrevocable Standby Letter of Credit No.              in the amount of $                      (amount in words U.S. Dollars] pursuant to the Standard Multi-Tenant Industrial Lease (the “Lease”) dated December 15, 2006, by and between Landlord and PowerLight Corporation, as Tenant.

Drawn under Irrevocable Standby Letter of Credit No.              issued by                      [name of Issuing Bank].

Payment of the amount demanded is to be made to the Beneficiary by wire transfer in immediately available funds in accordance with the following instructions:

[Payment instructions to be Inserted]

[Beneficiary’s name]

By:
Name:
Title:

Exhibit B

Irrevocable Standby Letter of Credit No.

Date:

To:

Name of Issuing Bank

Address

Ladies and Gentlemen;

Re:    Irrevocable Standby Letter of Credit No.

The undersigned, a duly authorized official of FPOC, LLC (hereinafter referred to as “Landlord”), hereby certifies that Landlord is entitled to draw upon Irrevocable Standby Letter of Credit No.              in the amount of $                      [amount in words U.S. Dollars] as we have been notified that the Letter of Credit will not be extended and PowerLight Corporation has not provided us with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the Standard Multi-Tenant Industrial Lease (the “Lease”) dated December 15. 2006 by and between Landlord and PowerLight Corporation, as Tenant.

Drawn under Irrevocable Standby Letter of Credit No.              issued by                      [name of Issuing Bank].

Payment of the amount demanded is to be made to the Beneficiary by wire transfer in immediately available funds in accordance with the following instructions:

[Payment instructions to he inserted)

(Beneficiary’s name)

By:
Name:
Title:

Exhibit C

Irrevocable Standby Letter of Credit No.

Date:

To:

Name of Issuing Bank

Address

Ladies and Gentlemen:

Re:    Irrevocable Standby Letter of Credit No.

For value received, the undersigned beneficiary hereby irrevocably transfers to:

(Name of Transferee)

(Address)

(City, State, Zip Code)

all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirely.

By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

The advice of such Letter of Credit is returned herewith, and we ask you to reissue the Letter of Credit in the name of the new beneficiary and substantially in the same format as the original Letter of Credit, and forward it direct to the transferee with your customary notice of transfer.

Very truly yours,

[Beneficiary’s name]

By:
Name:
Title:

The above signature with title as stated conforms to that on file with us and is authorized for the execution of said instruments.

[Name of Authenticating Bank]

By:
Name:
Title: